As filed with the U.S. Securities and Exchange Commission on April 6, 2021

Registration No. 333-253043

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DRAX, INDUSTRIES, INC.

(Exact Name of Small Business Issuer in its Charter)

Wyoming	3533	85-3564745
(State or other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

DRAX, INDUSTRIES INC.

3125 SCOTT STREET

VISTA, CALIFORNIA 92081

Phone:  (760)-739-0069

Virgil @draxindustries.net

 (Address and Telephone Number of Registrant's Principal

Executive Offices and Principal Place of Business)

BizFiling

1908 Stomes Avenue

Cheyenne, Wyoming 89032

Phone: (608) 827-5300

(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

Tran Law Group

Mina Tran, Esq.

1835 W Katella Ave.

Anaheim, CA 92804

800-997-7905

mina@tranlawgroup.us

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large, accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large, accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large, accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging Growth company

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value	3,000,000(4)	$0.25(1)	$750,000	$81.83

TOTAL	3,000,000	$0.25	$750,000	$81.83

(1) In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2) Estimated in accordance with Rule 457(o) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee. The offering price has been arbitrarily determined by Drax, Industries Inc. and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(3) The registration fee for securities to be offered to the public is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(4) Represents shares of the registrant’s common stock being registered for resale (3,000,000) shares to be sold in the future.

EXPLANATORY NOTE

Public Offering:  The primary offering by the registrant of up to 3,000,000 shares of common stock for an offering price of $0.25 per share, (Primary Offering).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT ALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the U.S. Securities and Exchange Commission ("SEC") is effective. This Preliminary Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to completion, dated ___________________

DRAX, INDUSTRIES INC.

(Primary Offering) 3,000,000 SHARES OF COMMON STOCK

Prior to this registration, there has been no public trading market for the common stock of Drax, Industries Inc. ("Drax, Industries Inc.", the "Company", "us", "we", "our") and it is not presently traded on any market or securities exchange. We are offering in the (Primary Offering) up to 3,000,000 shares of common stock for sale by us to the public.

This prospectus may not be used to offer or sell securities unless the Company files a post-effective amendment to include any material information relating to the plan of distribution not previously disclosed in this registration statement or any material change to such information (the “Post-Effective Amendment”).

Primary Offering

We may offer the securities directly to investors, through agents designated by us, or to or through underwriters or dealers. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable, fee, commission, or discount arrangement with, between, or among them will be set forth, or will be calculable from the information set forth, in an accompanying post-effective amendment to include any material information relating to the plan of distribution not previously disclosed in this registration statement or any material change to such information. For more detailed information, see "Plan of Distribution" in this prospectus.

We are offering for sale a minimum of 750,000 and a maximum of 3,000,000 shares of common stock at a price of $0.25 per share (the "Offering"). The Offering is being conducted on a self-underwritten, best effort basis, which means our officer and director will attempt to sell the shares and we will not be able to spend any of the proceeds unless a minimum of 750,000 shares are sold. This Offering will continue for the earlier of: (i) 180 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 3,000,000 shares registered hereunder have been sold. We may at our discretion extend the Offering for an additional 90 days. Proceeds from the sale of the shares will be used to fund the initial stages of our business development.

DEPOSIT OF OFFERING PROCEEDS OF PRIMARY OFFERING

There have been no arrangements to place the Offering funds in escrow. We intend to open a standard, non-interest bearing, bank account to be used only for the deposit of funds received from the sale of the shares in this Offering. When at least 750,000 shares of the Offering are sold and or the Offering has expired the funds will be transferred to our business account for use in the implementation of our business plan.

If the minimum number of shares are not sold by the expiration date of the Offering, the funds will be promptly returned to the investors (within 3 business days), without interest or deduction. After all funds are returned with 3 business days the Company will then close the account. The separate standard, non-interest bearing, bank account will be controlled by the Company’s sole officer and director Virgil Enriquez.

However, since the funds will not be placed into an escrow account, any third-party creditor who may obtain a judgment or lien against us could satisfy the judgment or lien by executing on the bank account where the Offering proceeds are being held, resulting in a loss of any investment you make in our securities.

There can be no assurance that all or any shares being offered in this Prospectus are going to be sold and that we will be able to raise any funds from this Offering.

Primary Offering Shares Offered by Company	Price to Public	Proceeds to the Company
Per Share	$0.25	$0.25
Minimum (750,000 shares)	$187,500	$187,500
Maximum (3,000,000 shares)	$750,000	$750,000

Shares Offered By company	Price to Public	Selling Agent Commissions	Proceeds to The Company
Per Share	$0.25	Not applicable	$0.25
Minimum (750,000 shares)	$187,000	Not applicable	$187,000
Maximum (3,000,000 shares)	$750,000	Not applicable	$750,000

Neither the Securities and Exchange Commission nor any state regulatory authority has approved or disapproved of these securities, endorsed the merits of this Primary Offering, or determined that this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Until EFFECTIVE DATE, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

We intend to apply to have our common stock quoted on the OTC Markets ("OTCQB") OTC MARKETS ("OTCQB"). There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority ("FINRA") to facilitate such quotation, nor can there be any assurance that such an application for quotation will be approved.

The President of the company, Virgil Enriquez, is an "underwriter" within the meaning of the Securities Act of 1933, as amended with respect to all shares being offered hereby.

We are an "emerging growth company" under the Jumpstart Our Business Startups Act ("JOBS Act") and are eligible for reduced public company reporting requirements.

We do not consider our self a blank check company. We have no plans or intentions to be acquired by or to merge with an operating company, nor do we, nor any of our shareholders, have plans to enter into a change of control or similar transaction or to change our management.

Drax, Industries Inc. is a company and has a limited history of operations. We presently have a funding commitment to execute our business plan from our president and director, Virgil Enriquez.  As of the date of this Prospectus, we have been primarily involved in organizing the company.

Our management consisting of Virgil Enriquez has never been previously involved in the management or ownership of a development stage company that has not implemented fully its business plan, engaged in a change of control or similar transaction, or generated no or minimal revenues to date.

Drax, Industries Inc. is a development stage company and has a limited history of development stage operations. We presently have the funding from the Company’s President Mr. Enriquez, a loan for $10,500 and a line of Credit from an investor for $100,000. we do not have any additional funding to execute our business plan at this time.  As of the date of this prospectus, we have not generated any revenues ($0.00) from our development stage business operations.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. See "Risk Factors" beginning on page 12 for risks of an investment in the securities offered by this Prospectus, which you should consider before you purchase any shares.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is:  ___________________

This Prospectus is not an offer to sell any securities other than the shares of common stock offered hereby. This Prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

We have not authorized anyone, including any salesperson or broker, to give oral or written information about this offering, the Company, or the shares of common stock offered hereby that is different from the information included in this Prospectus. You should not assume that the information in this Prospectus, or any supplement to this Prospectus, is accurate at any date other than the date indicated on the cover of this Prospectus or any supplement to it.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	2
THE OFFERING	5
SUMMARY OF FINANCIAL INFORMATION	6
RISK FACTORS	8
(A) RISKS RELATED TO OUR BUSINESS	9
(B) RISKS RELATED TO THE OFFERING AND OUR SECURITIES	13
(C) RISKS RELATED TO THE INDUSTRY	16
USE OF PROCEEDS	17
DILUTION	17
DETERMINATION OF OFFERING PRICE	18
PLAN OF DISTRIBUTION	19
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS	21
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	22
DESCRIPTION OF BUSINESS	28
LEGAL PROCEEDINGS	33
MANAGEMENT	33
REMUNERATION OF DIRECTORS AND OFFICER	36
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	37
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS	37
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	37
DESCRIPTION OF SECURITIES	38
INTEREST OF NAMED EXPERTS AND COUNSEL	39
AVAILABLE INFORMATION	39
REPORTS TO SECURITY HOLDER	39
FINANCIAL STATEMENTS	F-1
PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

DEALER PROSPECTUS DELIVERY OBLIGATION

Until                         , (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

2

PROSPECTUS SUMMARY

DRAX, INDUSTRIES INC.

(Development Stage Company)

This summary highlights information contained elsewhere in this Prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire Prospectus, including our financial statements and the documents to which we refer you. The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Registration Statement on Form S-1 (the "Registration Statement") of which this Prospectus is a part.

Unless the context indicates otherwise, as used in this prospectus, the terms "we," "us" and "our" refer to Drax, Industries Inc.

OVERVIEW

We are a for-profit company and electing a fiscal year end of December 31,

We were incorporated in the State of Wyoming on March 24, 2020, under the name of Drax, Industries Inc.  Drax, Industries Inc. is a company with a limited history.  The company will sell one product:  a mobile evaporative cooling trailer called Cool Box (herein after Cool Box).

Our principal executive offices are located at 3125 Scott Street Vista California 92081. Our telephone number is (760)-739-0069. Our internet address is www.draxindustries.net and www.Coolbox.us .   Information on our website does not constitute part of this prospectus.

GENERAL INTRODUCTION

Drax, Industries Inc. is an assembly company that intends to provide one (1) product to consumers: a mobile evaporative cooling trailer that is an 83" by 16' foot cooling trailer called Cool Box.

We expect to continue to incur losses for at least the next 12 months. We do not expect to generate revenue that is sufficient to cover our expenses, and we do not have sufficient cash and cash equivalents to execute our plan of operations for at least the next 12 months. We will need to obtain additional financing, through equity security sales, debt instruments and private financing, to conduct our day-to-day operations, and to fully execute our business plan. We plan to raise the capital necessary to fund our business through the sale of equity securities, debt instruments or private financing. (See "Plan of Operation"). We presently have the funding from the Company’s President Mr. Enriquez, a loan for $10,500 and a line of Credit from an investor for $100,000.

Taking into account that our Company is a new startup and is without an established income stream and/or profit and loss statement and has not produced one unit at this time, the estimated annual burn rate for the operating plan is projected during the first fiscal year, without due consideration for adjustment is $85,000. This includes a three month burn, in cash; of $13,500 (at $4,500 per month) considering the company encounters a bad quarter during its first year in business. In addition to the $85,000 needed for the operating plan, the company will need approximately $10,000 for the costs of this offering and subsequent public company compliance. Mr. Enriquez our president and major shareholder has agreed to fund the Company through a written agreement until such time as the Company raises $85,000 for the operating plan and $10,000 for registration expenses. The agreement calls for Mr. Enriquez to charge six (6) percent interest for the loaned funds.

Our independent auditors have added an explanatory paragraph to their report of our audited financial statements for the period from March 24, 2020, (inception) to December 31, 2020, stating that our accumulated loss of $4,753, lack of substantial revenues and dependence on our ability to raise additional capital to continue our business, raise substantial doubt about our ability to continue as a going concern. Our financial statements and their explanatory notes included as part of this Prospectus do not include any adjustments that might result from the outcome of this uncertainty. There is no guarantee that we will be able to raise funds through equity security sales, debt instruments, and private financing. Currently, we have no agreements in place to raise money through debt instruments or private financing. If we fail to obtain additional financing, either through an offering of our securities or by obtaining loans, we may be forced to cease our planned business operations altogether. Presently, other than Mr. Enriquez, a loan for $10,500 and a line of Credit from an investor for $100,000. we do not have any additional funding to execute our business plan.  . There is no assurance that the Company will be able to obtain any bank loans or private financing.

Since our inception on March 24, 2020, through December 31, 2020, we have incurred cumulative losses of $4,753.

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INITIAL SALES STRATEGY

We have established a two -prong sales approach; our approach utilizes direct sales to construction companies through Virgil Enriquez, and the company will use its website when operational to sell to the public. Our direct sales will be conducted by Virgil Enriquez. He will market the product locally in Southern California area to construction companies. His current marketing strategy consists of various Point of Sale materials, including posters and flyers developed by Mr. Enriquez over the last several years. The company will utilize the second prong of its sales approach through the internet when funds become available to complete the website. The company has ordered the component parts for its prototype cooling trailer and expect to have it assembled and available for demonstrations with customers by May 1, 2021.

We intend to derive income from these sales and our goal is to establish brand recognition.

Mr. Virgil Enriquez is the Chief Executive Officer, President, (Principal Executive Officer) and Director. Currently the company has one employee; Virgil Enriquez, however as it grows, it plans to employ additional employees as needed.

DESCRIPTION OF PROPERTY

Our corporate office is located at 3125 Scott Street, Vista California 92081 effective December 15, 2020. The lease is for a period of 36 months. The warehouse space consists of 2,500 square feet of warehouse space and 500 feet of office space for a total of 3,000 square feet. Rent for the facility is $-0- per month for the first nine months; and then $3,000 per month thereafter. The Company is not responsible for property taxes and repairs.

There are currently no proposed programs for renovation, improvement, or development of the facility.

PRINCIPAL OPERATIONS OF THE COMPANY

Drax, Industries Inc. is an assembly company that intends to provide one (1) product to consumers:  a mobile evaporative cooling trailer that is an 83" by 16' foot cooling trailer called Cool Box.

Drax will purchase the component pieces of machinery and assembles the unit at our leased space in San Diego, California. Funds will be paid by the customer directly to Drax, Industries Inc. Mr. Enriquez to date has not sold any Cool Box units. The company has ordered the component parts for its prototype cooling trailer and expect to have it assembled and available for demonstrations with customers by May 1, 2021.

The cooling trailer is a self-contained, fully equipped cooling system that allows people to sit in and escape the outdoor heat by lowering temperatures as much as 30 degrees. The cooling trailers are designed to aid in the relief of heat stress in outdoor work sites. The cooling trailer is made up of several component pieces of machinery that is assembled into a finished product

The cooling trailer will be built on two 3,500 lb. axles, brakes with a breakaway kit, 12,000 lb. jack, two 5/16 adjustable cast coupler, 3 x 2 Angle cross members, 5" Channel frame and tongue, 5" Boxed flush floor, all lights sealed rubber mounted in frame and 225/75/15 8 ply tires with spare. The Trailer will have an enclosed area made up of 2” x 2” steel tubing with bench seating on both sides. The system will use an evaporating cooling system and a 325-gallon water tank.

The cooling trailer will be sold to the customers at a price of approximately $16,000.  Since our inception on March 24, 2020 through December 31, 2020 we have incurred cumulative losses of $4,753.

Achievement of our business objective is basically dependent upon the judgment, skill and knowledge of our management. Mr. Enriquez is currently our sole executive officer and director. There can be no assurance that a suitable replacement could be found for any of our officers upon their retirement, resignation, inability to act on our behalf, or death.

4

RISK FACTORS

The Company's financial condition, business, operation, and prospects involve a high degree of risk. You are urged to carefully read and consider the risks and uncertainties beginning on page 12 of this Prospectus entitled Risk Factors as well as the other information in this report before deciding to invest in our company. All known materials risks are discussed in the Risk Factors section of this Prospectus. If any of the risks beginning on page 9 of this Prospectus entitled "Risk Factors" are realized, our business, operating results and financial condition could be harmed, and the value of our stock could go down. This means that our stockholders could lose all or a part of their investment.

THE OFFERING

We have 4,000,000 shares of common stock issued and outstanding. Through this offering we will register an additional 3,000,000 shares of common stock for sale by us to the public (Primary Offering). We will endeavor to sell all 3,000,000 shares of common stock after this registration becomes effective. The price at which we offer these shares is fixed at $0.25 per share for the duration of the offering. We will receive all proceeds from the sale of the 3,000,000 common stock unless we are unable to sell the minimum of 750,000 shares.

Registrant

(Primary Offering)

Securities Being Offered for future sale. Primary Offering	A minimum of 750,000 and a maximum 3,000,000 of shares of common stock.

Offering price	$0.25

Offering period	This Primary Offering will continue for the earlier of: (i) 180 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 3,000,000 shares registered hereunder have been sold. We may at our discretion extend the Primary Offering for an additional 90 days.

Common stock outstanding before the offering	4,000,000 shares of common stock as of December 31, 2020.

Common stock outstanding after the offering (if all 3,000,000 shares are hold)	7,000,000 shares of common stock.

Terms of the Offering	Common stock being registered in this Registration Statement may be sold by the Company at a fixed price of $0.25 per share.

Termination of the Offering	This Primary Offering will continue for the earlier of: (i) 180 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 3,000,000 shares registered hereunder have been sold. We may at our discretion extend the Primary Offering for an additional 90 days.

Use of proceeds, Net Proceeds from sale of up to 3,000,000 shares	The proceeds will be used for sales materials (flyers brochures), administration and General Expenses, Legal and Accounting and working capital. See USE of PROCEEDS for further information

5

SUMMARY OF FINANCIAL INFORMATION

The following table provides summary financial statement data as of the period from March 24, 2020 (Inception) through December 31, 2020. The financial statement data as of the period ended December 31, 2020 has been derived from our audited financial statements. The results of operations for past accounting periods are not necessarily indicative of the results to be expected for any future accounting period. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus, and the statements and related notes included in this prospectus.

You should read this data together with our audited financial statements and related notes to those statements appearing elsewhere in this prospectus and the information under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

 Drax, Industries Inc.

CONDENSED STATEMENT OF OPERATIONS

March 24, 2020
(inception) to
December 31, 2020
Statement of Operations Data:	(Audited)
Revenues	$-0-
Operating expenses	$4,725
Interest expense	$28
Net (loss)	$(4,753)
Per Share Data:
Net (loss)	$(0.0012)
Number of shares outstanding	4,000,000
Weighted average shares outstanding	4,000,000
Balance Sheet Data:
Cash	$3,300
Total current assets	$4,800
Total liabilities	$11,153
Accumulated deficit	$(4,753)
Total stockholder’s equity (deficit)	$(4,353)

EMERGING GROWTH COMPANY

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

We shall continue to be deemed an emerging growth company until.

a. The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every five years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more.

b. The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title.

c. The date on which such issuer has, during the previous three-year period, issued more than $1,000,000,000 in non-convertible debt; or

d. The date on which such issuer is deemed to be a `large, accelerated filer', as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

6

As an emerging growth company, we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company, we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY - THE JOBS ACT

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

* A requirement to have only two years of audited financial statements and only two years of related MD&A.

* Exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002.

* Reduced disclosure about the emerging growth company's executive compensation arrangements; and

* No non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of the reduced reporting requirements applicable to smaller reporting companies even if we no longer qualify as an "emerging growth company."

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the "Securities Act") for complying with new or revised accounting standards. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

7

RISK FACTORS

The shares of our common stock being offered for resale in the Primary Offering are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.

General risk relating to COVID-19 pandemic

The novel coronavirus (COVID-19) pandemic may have an expected effect on our business, financial condition, and results of operations.

In March 2020, the World Health Organization declared COVID-19 a global pandemic, and governmental authorities around the world have implemented measures to reduce the spread of COVID-19. These measures have adversely affected workforces, customers, supply chains, consumer sentiment, economies, and financial markets, and, along with decreased consumer spending, have led to an economic downturn across many global economies.

The COVID-19 pandemic has rapidly escalated in the United States, creating significant uncertainty and economic disruption, and leading to record levels of unemployment nationally. Numerous state and local jurisdictions have imposed, and others in the future may impose, shelter-in-place orders, quarantines, shut-downs of non-essential businesses, and similar government orders and restrictions on their residents to control the spread of COVID-19. Such orders or restrictions have resulted in temporary facility closures, work stoppages, slowdowns and travel restrictions, among other effects, thereby adversely impacting our operations. In addition, we expect to be impacted by a downturn in the United States economy, which could have an adverse impact on discretionary consumer spending and may have a significant impact on our business operations and/or our ability to generate revenues and profits.

In response to the COVID-19 disruptions, we have implemented a number of measures designed to protect the health and safety of our company. These measures include restrictions on non-essential business travel, the institution of work-from-home policies wherever feasible and the implementation of strategies for workplace safety at our facilities that remain open. We are following the guidance from public health officials and government agencies, including implementation of enhanced cleaning measures, social distancing guidelines and wearing of masks.

The extent to which COVID-19 ultimately impacts our business, financial condition and results of operations will depend on future developments, which are highly uncertain and unpredictable, including new information which may emerge concerning the severity and duration of the COVID-19 outbreak and the effectiveness of actions taken to contain the COVID-19 outbreak or treat its impact, among others. Additionally, while the extent to which COVID-19 ultimately impacts our operations will depend on a number of factors, many of which will be outside of our control. The COVID-19 outbreak is evolving, and new information emerges daily; accordingly, the ultimate consequences of the COVID-19 outbreak cannot be predicted with certainty. In addition to the COVID-19 disruptions possibility adversely impacting our business and financial results, they may also have the effect of heightening many of the other risks described in “Risk Factors,” including risks relating to changes due to our limited operating history; our ability to generate sufficient revenue, to generate positive cash flow; our relationships with third parties, and many other factors. We will endeavor to minimize these impacts, but there can be no assurance relative to the potential impacts that may be incurred.

Specifically: (i) the Southern California area, including the location of the Company’s corporate headquarters, was not one of the epicenters of the coronavirus outbreaks in the United States and the Governor of California had ordered all residents to stay at home excepting only essential travel; The outbreak of COVID-19 could cause different levels of delay in operations of the Company, vendors, customers, and professional service providers.

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(A) RISKS RELATED TO OUR BUSINESS

WE HAVE RECEIVED AN OPINION OF GOING CONCERN FROM OUR AUDITORS. IF WE DO NOT RECEIVE ADDITIONAL FUNDING, WE WOULD HAVE TO CURTAIL OR CEASE OPERATIONS. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

Our independent auditors noted in their report accompanying our financial statements for the period ended December 31, 2020, that we have not commenced the planned operation, and incapable of generating sufficient cash flow which raises substantial doubt about our ability to continue as a going concern. As of December 31, 2020, we had accumulated losses of $4,753 and they further stated that the uncertainty related to these conditions raised substantial doubt about our ability to continue as a going concern. On December 31, 2020, our cash on hand was $3,300 and our total assets are $6,800 consisting of only cash, security deposit, and Prepaid expense.   We do not currently have sufficient capital resources to fund operations. To stay in business, we will need to raise additional capital through public or private sales of our securities, debt financing or short-term bank loans, or a combination of the foregoing.

We will need additional capital to fully implement our business, operating and development plans. However, additional funding from an alternate source or sources may not be available to us on favorable terms, if at all. To the extent that money is raised through the sale of our securities, the issuance of those securities could result in dilution to our existing security holder. If we raise money through debt financing or bank loans, we may be required to secure the financing with some or all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations. If we fail to raise sufficient funds, we will have to curtail or cease operations.

THE COMPANY HAS A LIMITED DEVELOPMENT STAGE OPERATING HISTORY UPON WHICH TO BASE AN EVALUATION OF ITS BUSINESS AND PROSPECTS. WE MAY NOT BE SUCCESSFUL IN OUR EFFORTS TO GROW OUR BUSINESS AND TO EARN INCREASED REVENUES. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

We have a limited history of operations from March 24, 2020, inception to December 31, 2020 and we may not be successful in our efforts to grow our business and to earn revenues. Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. As a result, management may be unable to adjust its spending in a timely manner to compensate for any unexpected revenue shortfall. An investment in our securities represents significant risk and you may lose all or part of your entire investment.  If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

Our ability to achieve and maintain profitability and positive cash flows is dependent upon:

•	Our ability to attract customers who will buy our Cool Box product.
•	Our ability to facilitate sales to new customers.
•	Attain customer loyalty in light of competition.
•	Maintain current strategic relationships and develop new strategic relationships.
•	Increase awareness of our brand name and develop an effective business plan.
•	Attract, retain, and motivate qualified personnel who can successfully assist us in implementing our business plan.
•	Maintain current strategic relationships and develop new strategic relationships.
•	Our ability to reduce operating costs.
•	Our ability to build and to update our website.
•	Our ability to build a prototype cooling trailer.
•	Our ability to deal with the Covid 19 virus.

Based upon current plans, we expect to incur operating losses in future periods until revenues are sufficient to fund operations. Failure to generate enough revenues for us to become profitable may cause us to suspend or cease activities.

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WE HAVE A HISTORY OF LOSSES.  FUTURE LOSSES AND NEGATIVE CASH FLOW MAY LIMIT OR DELAY OUR ABILITY TO BECOME PROFITABLE.   IT IS POSSIBLE THAT WE MAY NEVER ACHIEVE PROFITABILITY.  AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

We have yet to establish profitable operations or a history of profitable operations. We anticipate that we will continue to incur substantial operating losses for an indefinite period of time due to the significant costs associated with the development of our business.

Since incorporation, we have expended financial resources on the development of our business. As a result, losses have been incurred since incorporation. Management expects to experience operating losses and negative cash flow for the foreseeable future. Management anticipates that losses will continue to increase from current levels because the company expects to incur additional costs and expenses related to marketing and promotional activities; the possible addition of new personnel; and the development of relationships with strategic business partners.

The Company's ability to become profitable depends on its ability to sell its one product, an evaporative cooling trailer that is 83" by 16' foot called Cool Box. The evaporative cooling trailer will be marketed to the construction industry by Mr. Enriquez and through online sales. If the company does achieve profitability, it cannot be certain that it would be able to sustain or increase profitability on a quarterly or annual basis in the future. An investment in our securities represents significant risk and you may lose all or part of your entire investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING OUR BUSINESS WILL FAIL.

We will need to obtain additional financing in order to complete our growth because we currently have no income.. . We presently have the funding from the Company’s President Mr. Enriquez, a loan for $10,500 and a line of Credit from an investor for $100,000. We may not be able to find such financing if required.

Mr. Enriquez has agreed to fund the Company, through a written agreement, until such time as the Company raises $85,000 for the operating plan and $10,000 for registration expenses. Mr. Enriquez has agreed that he will charge six (6) percent interest for the loaned funds.

Obtaining additional financing would be subject to a number of factors, including investor acceptance. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us. If we do not obtain additional financing our business will fail.

WE HAVE NO CONSTRUCTION COMPANYS, INDIVIDUALS OR BUSINESSES OFFERING TO PURCHASE OUR ONE PRODUCT -- COOL BOX -- AT THIS TIME. WE CANNOT GUARANTEE WE WILL EVER HAVE ANY CONSTRUCTION COMPANYS OR INDIVIDUALS OR BUSINESSES OFFERING TO PURCHASE A COOL BOX UNIT, THERE IS NO ASSURANCE THAT WE WILL MAKE A PROFIT.

We have no construction companies, individuals or businesses offering to purchase our one product--Cool Box-- at this time. We have not identified any construction companies, individuals or businesses offering to purchase a Cool Box unit and we cannot guarantee we ever will have any homeowners, individuals or businesses. Even if we obtain construction companies, individuals and or businesses offering to purchase a Cool Box unit, there is no guarantee that we will be able to generate enough sales to operate profitably. If we are not able to operate profitably, we may have to suspend or cease operations.

BECAUSE WE ARE A DEVELOPING COMPANY AND HAVE LITTLE CAPITAL, WE MUST LIMIT THE MARKETING OF OUR PRODUCT TO POTENTIAL INDIVIDUALS AND/OR BUSINESSES. AS A RESULT, WE MAY NOT BE ABLE TO ATTRACT ENOUGH CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Because we are a developing company and have limited capital, we must limit marketing of our one product. The sale of our product via direct marketing and our website is how we will initially generate revenues. Because we will be limiting our marketing activities, we may not be able to attract enough customers to buy our one product-- Cool Box--and to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

We will need to obtain additional financing in order to complete our business plan because we currently have no sales. We presently have the funding from the Company’s President Mr. Enriquez, a loan for $10,500 and a line of Credit from an investor for $100,000. we do not have any additional funding to execute our business plan. Obtaining additional financing would be subject to a number of factors, including investor acceptance. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us. If we do not obtain additional financing our business will fail.

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No assurance can be given that Drax will obtain access to capital markets in the future or that adequate financing to satisfy the cash requirements of implementing our business strategies will be available on acceptable terms. The inability of Drax to gain access to capital markets or obtain acceptable financing will have a material adverse effect upon the results of its operations and its financial conditions. If no proceeds are received from the sale of the securities offered in this Registration Statement there will be no proceeds other than the funding from the Company’s President Mr. Enriquez, a loan for $10,500 and a line of Credit from an investor for $100,000. Mr. Enriquez's agreement to cover the expected operations of the company for the next twelve (12) months which are $85,000 for the operating plan and $10,000 for registration expenses. As such, this offering might negatively affect Drax's ability to raise needed funds through a secondary offering of Drax’s securities in the future.

The Company's financing requirements for the next 12 months are the following:

•	$10,000 towards costs associated with public company reporting requirements
•	$5,000 related to expenses associated with newly applicable corporate governance requirements.
•	$13,000 toward marketing materials which include fliers, brochures, direct marketing and mailing costs. $9,000 towards rent (lease allows 9 months’ rent free)
•	$12,500 for software and hardware to develop an internet site,
• •	$11,000 for small tools, wrenches, shop tables, air compressor $24,500 for program administration and working capital
•	In addition to the $85,000 needed for the operating plan, stated above, the Company will need approximately $10,000 for completing this registration.

Our future capital requirements depend on many factors, including the following:

•	the progress of our direct sales,
•	the progress of marketing to the end users,
•	The progress in getting our web site completed and operational.

Although we have from time-to-time reviewed opportunities provided to us by investment bankers or potential investors in regard to additional equity financings, there can be no assurance that additional financing will be available when needed, or if available, will be available on acceptable terms.

The company also does not have any agreement in place with any investment bankers or potential investors to provide the company with any financing. Insufficient funds may prevent us from implementing our business strategy and will require us to further delay, scale back or eliminate our marketing program, or to scale back or eliminate our other operations.

In order to obtain working capital, we will continue to seek capital through debt or equity financing which may include the issuance of convertible debentures or convertible preferred stock whose rights and preferences are superior to those of the common stockholders.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR COMPANY, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS. THIS ACTIVITY COULD PREVENT US FROM ATTRACTING NEW CUSTOMERS, AND/OR BUSINESSES, AND RESULT IN A LACK OF REVENUES THAT MAY CAUSE US TO SUSPEND OR CEASE OPERATIONS.

At this time, we have not commenced business operations and have generated no revenues. Our sole officer and director, Virgil Enriquez, will only be devoting limited time to our operations. Mr. Enriquez will be devoting approximately 20 hours per week of his time to our operations. Because our sole officer and director will only be devoting limited time to our Company, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

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OUR OPERATING RESULTS WILL BE VOLATILE AND DIFFICULT TO PREDICT. IF THE COMPANY FAILS TO MEET THE EXPECTATIONS OF PUBLIC MARKET ANALYSTS AND INVESTORS, THE MARKET PRICE OF OUR COMMON STOCK MAY DECLINE SIGNIFICANTLY.

Management expects both quarterly and annual operating results to fluctuate significantly in the future. Because our operating results will be volatile and difficult to predict, in some future quarter our operating results may fall below the expectations of securities analysts and investors. If this occurs, the trading price of our common stock may decline significantly. At this time, we do not have a trading symbol and the shares of Drax, Industries Inc. are not traded on any market.

A number of factors will cause gross margins to fluctuate in future periods. Factors that may harm our business or cause our operating results to fluctuate include the following: the inability to obtain new customers at reasonable cost; the ability of competitors to offer new or enhanced products; price competition; the failure to develop marketing relationships with key business partners; increases in our marketing and advertising costs; the amount and timing of  operating costs and capital expenditures relating to expansion of operations; a change to or changes to government regulations; a general economic slowdown. Any change in one or more of these factors could reduce our ability to earn and grow revenue in future periods.

OUR CURRENT BUSINESS RELY HEAVILY UPON OUR KEY EMPLOYEE AND FOUNDER, MR. VIRGIL ENRIQUEZ.

We have been heavily dependent upon the expertise and management of Mr. Virgil Enriquez, our Chief Executive Officer and President, and our future performance will depend upon his continued services. The loss of Mr. Enriquez's services could seriously interrupt our business operations and could have a very negative impact on our ability to fulfill our business plan and to carry out our existing development stag operations. The company currently does not maintain key man life insurance on this individual. There can be no assurance that a suitable replacement could be found for him upon retirement, resignation, inability to act on our behalf, or death.

In February 2020, Mr. Enriquez had a personal bankruptcy discharged by the federal Court. There are no rules in place that permanently exclude Mr. Enriquez as the Company’s President and majority shareholder from obtaining any type of financing for the company because he has personally gone through a bankruptcy. However even after a court discharges a personal bankruptcy it will still negatively influence his personal credit score. A Chapter 7 bankruptcy will stay on his credit report for 10 years.

Mr. Enriquez’s personal bankruptcy may impact the Company’s ability to obtain additional financing in the future. All lenders have their own criteria by which they determine eligibility for financing and loans for Company’s. Mr. Enriquez’s discharged bankruptcy may cause a lender to charge higher interest rates and may require that the Company secure the loan with collateral. There can be no assurance that the Company will be able to obtain additional financing since Mr. Enriquez filed a personal bankruptcy. If we were to fail to obtain further financing, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

THE LIMITED PUBLIC COMPANY EXPERIENCE OF OUR SOLE OFFICER COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our sole officer has limited public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our senior management has limited responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our sole officer management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

A PERMANENT LOSS OF DATA OR A PERMANENT LOSS OF SERVICE ON THE INTERNET WILL HAVE AN ADVERSE AFFECT ON OUR OPERATIONS AND WILL CAUSE US TO BE LESS EFFECTIVE IN THE INDUSTRY.

The Company has developed a two-prong marketing plan, of which one prong depends on our website and the Internet. If we permanently lose data or permanently lose Internet service for any reason, be it technical failure or criminal acts, we will be less effective in selling our one product, Cool Box, and you could lose your investment.

IF WE ARE UNABLE TO MEET THE RAPID CHANGES IN TECHNOLOGY, OUR PRODUCT, TECHNOLOGY AND MARKETING PLAN MAY BECOME OBSOLETE.

Due to the costs and management time required to introduce a new product and enhancements, we may not be able to respond in a timely manner to avoid becoming uncompetitive. To remain competitive, we must meet the challenges of the introduction by our competitors of new products using new technologies or the introduction of new industry standards and practices. Additionally, in the future evaporative cooling may be become obsolete as a temperature reduction method. Evaporative cooling technology may not provide the level of service we expect or may not be able to properly have the Cool Box produced on commercially reasonable terms or at all.

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NONE OF DRAX'S TECHNOLOGY OR BUSINESS MODEL PARTICULARS ARE PROPRIETARY.

The hurdles to enter the mobile evaporative cooling trailer sector are low. The technology required to commence operations for any potential competitor are available from third party providers and the costs for the products and marketing material to support a product are not onerous. The business model, with few exceptions, is not new and can be readily adopted by those with a basic knowledge of the evaporative cooling fans and mobile trailers and mid-level technology expertise.

DRAX WILL BE DEPENDENT ON ITS SUPPLIERS FOR ITS EVAPORATIVE FANS, WATER TANKS AND TRAILERS, FOR ITS ONE PRODUCT "COOL BOX".

Drax will purchase its evaporative fans, water tanks, trailers, and all other parts from non-affiliated third parties.  Drax does not have a contract with these suppliers at this time. Drax has not produced a Cool Box (evaporative cooling trailers) to date The company has ordered the component parts for its prototype cooling trailer and expect to have it assembled and available for demonstrations with customers by May 1, 2021.

BECAUSE WE HAVE LITTLE CAPITAL, WE WILL NOT PURCHASE ANY COMPONET PARTS (EVAPORATIVE FANS, WATER TANKS AND TRALIERS) FROM OUR SUPPLIERS UNTIL THE END CUSTOMER HAS PAID FOR THE PRODUCT. ORDERS CAN BE PICKED UP 45 DAYS AFTER BEING ORDERED FROM DRAX.  AS A RESULT, WE MAY NOT BE ABLE TO ATTRACT ENOUGH CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Because we have limited capital, we will not purchase any component parts (evaporative fans, water tanks and trailers) from our suppliers until the end customer has paid for the product. The assembly of the "Cool Box" evaporative cooling trailers will be done in Vista California, and picked up by the customer in Vista, California.   Orders can be picked up 45 days after being ordered by the end customer; as a result we may not be able to generate timely or sufficient sales to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

OUR BUSINESS COULD GROW FASTER THAN OUR INFRASTRUCTURE.  WE MAY NOT HAVE THE NECESSARY RESOURCES OR AVAILABLE FUNDS TO MAINTAIN OPERATIONS WHICH MAY HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

It is possible that our business could grow much faster than our infrastructure and available resources. New customers could lose confidence during the time it takes for our business to expand and adjust which may have an adverse effect on our business operations.

(B) RISKS RELATED TO THE OFFERING AND OUR SECURITIES

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

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WE ARE NOT ESTABLISHING AN ESCROW TO HOLD THE PROCEEDS OF THIS OFFERING.

There have been no arrangements to place the Offering funds in escrow. We intend to open a standard, non-interest bearing, bank account to be used only for the deposit of funds received from the sale of the shares in this Offering. When at least 750,000 shares of the Offering are sold and or the Offering has expired the funds will be transferred to our business account for use in the implementation of our business plan.

If the minimum number of shares are not sold by the expiration date of the Offering, the funds will be promptly returned to the investors (within 3 business days), without interest or deduction. After all funds are returned with 3 business days the Company will then close the account. The separate standard, non-interest bearing, bank account will be controlled by the Company’s sole officer and director Virgil Enriquez.

However, since the funds will not be placed into an escrow account, any third-party creditor who may obtain a judgment or lien against us could satisfy the judgment or lien by executing on the bank account where the Offering proceeds are being held, resulting in a loss of any investment you make in our securities.

There can be no assurance that all or any shares being offered in this Prospectus are going to be sold and that we will be able to raise any funds from this Offering.

Because we are holding the proceeds of this offering in a corporate bank account, if we file for bankruptcy protection or are forced into bankruptcy, or a creditor obtains a judgment against us and attaches the subscription, you will lose your investment.

Your funds will not be placed in an escrow or trust account, but in a corporate bank account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription. If that happens, you will lose your investment and your funds will be used to pay creditors.

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OUR CONTROLLING SECURITY HOLDER MAY TAKE ACTIONS THAT CONFLICT WITH YOUR INTERESTS.

Mr. Virgil Enriquez, our Chief Executive Officer and sole director, owns 100% of our capital stock with voting rights. Even if the entire offering of 3,000,000 shares is sold, Mr. Enriquez will continue to control a large amount of the company because he will hold 57% of the company's issued and outstanding common stock. In this case, Mr. Enriquez will be able to exercise his 57% control over all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions, and he will have significant control over our management and policies. The directors elected by our controlling security holder will be able to significantly influence decisions affecting our capital structure. This control may have the effect of delaying or preventing changes in control or changes in management or limiting the ability of our other security holders to approve transactions that they may deem to be in their best interest. For example, our controlling security holder will be able to control the sale or other disposition of our operating businesses and subsidiaries to another entity. The interests of our Chief Executive Officer may differ from the interests of our other shareholders and thus may result in corporate decisions that are disadvantageous to our other shareholders.

THE OFFERING PRICE OF THE (Primary Offering 3,000,000) COMMON STOCK WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

The initial fixed offering price of $0.25 per share of common stock offered by us under to this Primary Offering Prospectus was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock that may develop in the trading market after this offering. The market price for our common stock, if any, may decline below the initial public price at which the shares are offered. Moreover, recently the stock markets have experienced extreme price and volume fluctuations which have had a negative impact on smaller companies. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management's attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

YOU MAY EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 70,000,000 shares of capital stock consisting of 70,000,000 shares of common stock, par value $0.0001 per share, and 100,000 shares of preferred stock, par value $0.0001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. Any such issuances will result in immediate dilution to our existing shareholder's interests, which will negatively affect the value of your shares. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes.

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OUR COMMON STOCK IS CONSIDERED PENNY STOCKS, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the SEC that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

CURRENTLY, THERE IS NO PUBLIC MARKET FOR OUR COMMON STOCK, AND THERE IS NO ASSURANCE THAT ANY PUBLIC MARKET WILL EVER DEVELOP OR THAT OUR COMMON STOCK WILL BE QUOTED FOR TRADING AND, EVEN IF QUOTED, THAT A VIABLE, LIQUID MARKET WITH LOW VOLATILITY WILL DEVELOP.

Currently, our common stock is not listed on any public market, exchange, or quotation system. Although we are taking steps to enable our common stock to be publicly traded, a market for our common stock may never develop. We currently plan to apply for quotation of our common stock on the OTC MARKETS ("OTCQB") upon the effectiveness of the registration statement of which this Prospectus forms a part. However, our common stock may never be traded on the OTC Markets ("OTCQB") or even if traded, a viable public market may not materialize. Even if we are successful in developing a public market, there may not be enough liquidity in such market to enable shareholders to sell their Shares. If our common stock is not quoted on the OTC MARKETS ("OTCQB”) or if a viable public market for our common stock does not develop, investors may not be able to re-sell the shares, rendering the same effectively worthless and resulting in a complete loss of their investment.

We are planning to identify a market maker to file an application with the Financial Industry Regulatory Authority, Inc. ("FINRA") on our behalf so that we may quote our shares of common stock on the OTC MARKETS ("OTCQB") commencing upon the effectiveness of our registration statement of which this Prospectus is a part. We cannot assure you that such market maker's application will be accepted by the FINRA. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether any market for our common stock will develop or of the price at which our common stock will trade. If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed, and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly.

The Primary Offering of 3,000,000 common shares being registered in this Registration Statement may be sold at a fixed price of $0.25 per share.

Shares of our company stock may never become tradable on the OTC MARKETS ("OTCQB") or another exchange. In addition, prices for our common stock may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of the company, and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

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(C) RISKS RELATED TO THE INDUSTRY

THE ASSEMBLY OF EVAPORATIVE COOLING TRAILERS IS COST COMPETITIVE AND IS CHARACTERIZED BY LOW FIXED COSTS. A REDUCTION IN COST FOR THE INDUSTRY COULD AFFECT THE DEMAND FOR OUR ONE PRODUCT: THE COOL BOX.

The assembly of evaporative cooling trailers is highly competitive and is characterized by a large number of competitors ranging from small to large companies with substantial resources. Many of our potential competitors have substantially larger customer bases, greater name recognition, greater reputation, and significantly greater financial and marketing resources than we do. In the future, aggressive marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete in these markets.

Price competition exists in the cooling trailer industry. There are many marketing companies that sell cooling trailers that could discount their products which could result in lower revenues for the entire industry. A shortfall from expected revenue levels would have a significant impact on our potential to generate revenue and possibly cause our business to fail.

THERE ARE MANY INHERENT RISKS AND DIFFICULTIES IN INTRODUCING ANY NEW PRODUCT TO THE MARKET PLACE.

We will begin to market our one product in the Southern California areas and develop our brand name. We face, however, many of the risks and difficulties inherent in introducing a new product. These risks include, but are not limited to, the ability to:

●	Increase awareness of our brand name;
●	Develop an effective business plan;
●	Meet customer standards;
●	Implement an advertising and marketing plan;
●	Attain customer loyalty;
●	Respond effectively to competitive pressures;
●	Continue to develop and upgrade our product; and
●	Respond to the Covid 19 pandemic. Attract, retain, and motivate qualified personnel.

DUE TO MARKET COMPETITION, WE MAY NOT BE ABLE TO BUILD OUR BRAND AWARENESS.

Development and awareness of our brand, Cool Box, will depend largely upon our success in creating a customer base and potential referral sources. In order to attract and retain customers and to promote and maintain our brand in response to competitive pressures, management plans to gradually increase our marketing and advertising budgets. If we are unable to economically promote or maintain our brand, then our business, results of operations and financial condition could be severely harmed. The company had working capital of $5,772 and an accumulated deficit of $4,753 on December 31, 2020.

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USE OF PROCEEDS

PRIMARY OFFERING

Assuming sale of all 3,000,000 of the shares offered herein, of which there is no assurance, the net proceeds from this Offering will be $750,000.  If only the minimum numbers of shares are sold 750,000, the net proceeds from the offering will be $187,500. The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the Offering:

Shares sold	25% Minimum 750,000	50% 1,500,000	75% 2,250,000	100% Maximum 3,000,000

Total Proceeds to the Company	$187,500	$375,000	$562,000	$750,000

Marketing materials which include fliers, brochures, direct marketing and mailing costs.	$10,000	$50,000	$50,000	$50,000
Software and hardware to develop an internet site,	$12,500	$12,500	$12,500	$12,500
Expenses associated with newly applicable corporate governance requirements.	$5,000	$5,000	$5,000	$5,000
Administration and General Expense (towards costs associated with public company reporting requirements)	$10,000	$10,000	$10,000	$20,000
Legal and Accounting, (towards costs associated with public company reporting requirements).	$10,000	10,000	$10,000	$10,000
Small tools, wrenches, shop tables, air compressor, welders	$40,000	$140,000	$140,000	$140,000
Program administration and working capital, rent, raw materials	$100,000	$147,500	$334,500	$512,500

Total Use of Net Proceeds	$187,500	$375,000	$562,000	$750,000

We will establish a separate bank account and all proceeds will be deposited into that account until the total amount of the Offering is received and all shares are sold, or the minimum of 750,000 shares are sold and the Offering expires, at which time the funds will be released to us for use in our operations. In the event we do not sell the minimum number of shares before the expiration date of the Offering, all funds will be returned promptly to the subscribers, without interest or deduction.

(1). Until the company receives proceeds from the offering, $85,000 of funds are necessary to implement our business plan (see Description of Business, page 31) and $10,000 for public company compliance. Mr. Enriquez has agreed to fund these amounts until such time as the Company raises $85,000 for the business plan and $10,000 for public company compliance.   The company will repay Mr. Enriquez the $95,000 of the advanced funds from the Use of Proceeds when it is received. We presently have the funding from the Company’s President Mr. Enriquez, a loan for $10,500 and a line of Credit from an investor for $100,000.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of December 31, 2020, the net tangible book value of our shares was ($4,353) or approximately ($0.0001) per share, based upon 4,000,000 shares outstanding.

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Upon 100% completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering other than that resulting from the sale of all the shares and receipt of the total proceeds of $750,000, the net tangible book value of the 7,000,000 shares to be outstanding will be $ 750,400, or approximately $0.1072 per share. Accordingly, the net tangible book value of the shares held by our existing stockholder (4,000,000 shares) will be increased by $0.1071 per share without any additional investment on his part. The purchasers of shares in this Offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $0.25 per Share to $0.1072 per share. As a result, after completion of the Offering, the net tangible book value of the shares held by purchasers in this Offering would be $0.1072 per share, reflecting an immediate reduction of 57% in the $0.25 price per share they paid for their shares.

After 100% completion of the Offering, our sole officer and director, Virgil Enriquez, will own 57% of the total number of share then outstanding, for which he made an initial contribution of $400.

The following table illustrates the per share dilution to the new investors in the event only a percentage of the shares are sold, and if all the shares are sold, and does not give any effect to the results of any operations subsequent to December 31, 2020:

Percentage of Primary Offering	25%	50%	75%	100%

Proceeds to the Company	$187,500	$375,000	$562,000	$750,000

Number of Shares	750,000	1,500,000	2,500,000	3,000,000

Price Paid by Founder	$0.0001	$0.0001	$0.0001	$0.0001

Public Offering Price per Share	$0.25	$0.25	$0.25	$0.25
Net Tangible Book Value Prior to this Offering	$0.0001	$0.0001	$0.0001	$0.0001
Increase in Net Tangible Book Value per share attributable to cash payments from purchasers of the shares offered	$0.1072	$0.1072	$0.1072	$0.1072
Value per share attributable to cash payments from purchasers of the shares offered	$0.1071	$0.1071	$0.1071	$0.1071
Immediate Dilution per share to New Investors	$0.1071	$0.1071	$0.1071	$0.1071

DETERMINATION OF OFFERING PRICE

The price of the 3,000,000 common shares has been arbitrarily determined by our board of directors. We selected the $0.25 price for the sale of our shares of common stock. The prices at which the shares of common stock covered by the Prospectus may be sold will be $0.25 per share. There is no assurance that our shares may ever be traded on the OTC MARKETS ("OTCQB") or any other exchange.

In determining the initial public offering price of the shares, we considered several factors including the following:

• our start up status.

• our new business structure and operations as well as lack of client base.

• prevailing market conditions, including the history and prospects for our industry.

• our future prospects and the experience of our management.

• our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this Offering.

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PLAN OF DISTRIBUTION

We are offering the shares on a "self-underwritten" basis directly through Virgil Enriquez, our officer. Mr. Enriquez will not receive any commissions or other remuneration of any kind in connection with his participation in this Offering based either directly or indirectly on transactions in securities.

This Offering is a direct offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. This offering will terminate upon the earlier to occur of (i) 180 days after this registration statement becomes effective with the Securities and Exchange Commission, (ii) the date on which all 3,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days.

When at least 750,000 shares of the Offering are sold and the Offering has expired the funds will be transferred to our business account for use in the implementation of our business plan. If the minimum number of shares are not sold by the expiration date of the Offering, the funds will be promptly returned to the investors (within three business days), without interest or deduction and the account will be closed.

We may retain licensed broker/dealers to assist us in selling our shares, if we elect to do so, we will file a post-effective amendment to this Registration Statement to identify the broker/dealers.

In order to buy shares, you must complete and execute the Subscription Agreement and return it to us at 3125 Scott Street, Vista California 92081.  Payment of the purchase price must be made by check payable to the order of Drax, Industries Inc.  The check is to be delivered directly to Drax, Industries Inc. at the above-mentioned address.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Our officers will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1.	The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2.	The person is not at the time of their participation, an associated person of a broker/dealer; and,

3.	The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officer and director are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are and will continue to be one of our officers and directors at the end of the offering and have not been during the last twelve months and are currently not broker/dealers or associated with broker/dealers. They have not nor will not participate in the sale of securities of any issuer more than once every twelve months. Only after the SEC declares our Registration Statement effective, do we intend to hold investment meetings with our friends and relatives in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the Prospectus to our family and friends at the meetings who are interested in us as a possible investment in the offering.  We intend to sell our shares in the United States of America.

Mr. Enriquez does not intend to purchase any shares in this Offering.

If applicable, the shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

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In addition, and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We will not use public solicitation or general advertising in connection with the Primary Offering. This Primary Offering will continue for the longer of: (i) 180 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 3,000,000 shares registered hereunder have been sold. We may at our discretion extend the offering for an additional 90 days.

DEPOSIT OF OFFERING PROCEEDS OF PRIMARY OFFERING

We are offering for sale a minimum of 750,000 and a maximum of 3,000,000 shares of common stock at a price of $0.25 per share. When at least 750,000 shares of the Primary Offering are sold and/or the Primary Offering has expired the funds will be transferred to our business account for use in the implementation of our business plan. If the minimum number of shares are not sold by the expiration date of the Primary Offering, the funds will be promptly returned to the investors (within three business days), without interest or deduction and the account will be closed.  We are not establishing an escrow account for the funds.  We have only one officer who would control the standard, non-interest-bearing bank account, Mr. Enriquez. We have no creditors making claims against us currently.  Subsequent claims may be filed during the Offering period which could cause you to lose all or part of your entire investment.  If potential claims were perfected the company may not be able to return your funds or move the proceeds of the primary Offering into its business account. Currently no one is making any claims against the company.

Please see the Risk Factor section to read the related risk to you as a purchaser of any shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION OF PRIMARY OFFERING

Penny Stock Rules / Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated there under. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors who are generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the salesperson’s compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the Federal Investment Regulatory Agency's (FINRA) telephone number (301) 590-6500 for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares due to broker/dealer reluctance to undertake the above-described regulatory burdens.

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Dividends

We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs, and it is anticipated that all available cash will be needed for our operations, in the foreseeable future.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the salespersons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker-dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our securities are not listed on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, the company intends to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is www.sec.gov.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

 RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

As a Company we have not generated or realized any revenues from our business operations.

Our auditors have raised substantial doubt as to our ability to continue as an on-going business for the next twelve months. We have generated no revenues and have only begun to develop our business plan, website, sales literature and the company has ordered the component parts for its prototype cooling trailer and expects to have it assembled and available for demonstrations with customers by May 1, 2021

GENERAL OVERVIEW

Nature of Business

Drax, Industries Inc. also referred to as "Drax" and the "Company", was incorporated in the State of Wyoming on March 24, 2020. Drax, Industries Inc. is an assembly company that intends to provide one (1) product to consumers:  an evaporative cooling trailer that is 83" by 16' foot called Cool Box.

Drax is a company with a limited history of operations. We presently   have a funding commitment from our President Mr.
Enriquez, a loan for $10,500 and a line of Credit from an investor for $100,000 to execute our business plan.

In addition, the Company has achieved no revenue in connection with its business to date. As a result, we are a startup company; that is, we have no operating history or revenue, and are at a competitive disadvantage.

We expect to continue to incur losses for at least the next 12 months. We do not expect to generate revenue that is sufficient to cover our expenses, and we do not have sufficient cash and cash equivalents to execute our plan of operations for at least the next 12 months. We will need to obtain additional financing, through equity security sales, debt instruments and private financing, to conduct our day-to-day operations, and to fully execute our business plan. We plan to raise the capital necessary to fund our business through the sale of equity securities, debt instruments or private financing. (See "Plan of Operation").

Since our inception on March 24, 2020, through December 31, 2020, we have incurred cumulative losses of $4,753.

To commence active business operations, we will need to engage in several planning stage and preliminary activities. We will commence activities including developing the website for our one product, Cool Box, an evaporative cooling trailer; preparing marketing materials; and direct mail. The company has ordered the component parts for its prototype cooling trailer and expect to have it assembled and available for demonstrations with customers by May 1, 2021. We will undertake and work to finish these activities upon completion of this Registration Statement.

We have completed some of the activities, developed the marketing program and created the initial marketing material. The company will need to raise additional funds of $85,000 for the operating plan and $10,000 to complete the registration.  This will be done in the form of equity security sales, debt instruments and private financing, to complete the marketing program. From March 24, 2020, through the present we have spent a substantial amount of time in developing the marketing program, marketing material, strategic planning, budgeting, preliminary work on the assembly shop and obtaining all of the component parts for the Company’s protype evaporating cooling trailer..

We have determined what we believe the retail price of our one product, Cool Box, evaporative cooling trailer, along with the relative cost of our component parts to assemble the unit.  The estimated administrative expense to arrive at the selling price is approximately $16,000 for each unit.  If these projected prices are insufficient to cover our costs of goods sold, it could result in an operating loss for us.

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While budgetary assembly cost, component parts and marketing costs have been established for our product, nominal orders have been placed for the company's one product; therefore, it is possible that these prices could be incorrect. If after development a different price is deemed necessary, it could result in an operating loss for us. We have not devoted much time to raising capital other than the investments from the Mr. Enriquez, a loan for $10,500 and a line of Credit from an investor for $100,000. Furthermore, Drax has not yet sold, ordered, or paid for any Cool Box units. The company has ordered the component parts for its prototype cooling trailer and expect to have it assembled and available for demonstrations with customers by May 1, 2021.

Management feels the company's continuation as a going concern depends upon its ability to obtain additional sources of capital and financing. Specifically, management intends to raise additional capital through debt instruments such as bank loans, or private financing. The goal of this effort is to provide working capital for the next year. Our 12-month operating plan is dependent on raising additional capital through equity security sales, debt instruments, and private financing in the amount of $85,000. Presently we do not have any existing sources or plans for financing.

The specific steps that we intend to take to try to secure the required $85,000 are as follows:

(1)	We will first attempt to obtain a bank loan for the $85,000. In doing so, we will approach various banks to ascertain and compare various terms and conditions of such a loan, including interest rates, length of the loan, payment schedules, and the overall costs incurred for same. We will then choose the bank that we believe offers the best arrangements for us regarding said loan. We will then submit our application which may also include the submittal of a business plan that we will prepare. In the event the initial bank does not approve and issue a loan, then we will move on to another bank and continue with such efforts until such time as it is determined by us that such an approach will not succeed. We anticipate that such an effort can be commenced and completed within the first 60 days. As of the date of filing we have not approached a bank at this time.

(2)	In the event we are not able to obtain a bank loan for $85,000 we will then attempt to obtain such funds through a private financing source. We will search for reliable sources for private financing, and research them by ascertaining their reputation in their field of business, the length of time being in business, and sources of their funding. We will then choose those private financing sources that we feel confidence in and approach then to ascertain and compare various terms and conditions of such a loan, including interest rates, length of the loan, payment schedules, and the overall costs incurred for same. We will then choose the private financing source that we believe offers the best arrangements for us regarding said loan. We will then submit our application, which may also include the submittal of a business plan that we will prepare. In the event the initial private financing source does not approve and issue a loan, then we will move on to another private financing source and continue with such efforts until such time as it is determined by us that such an approach will not succeed. We anticipate that such an effort can be commenced and completed within the first 60 days.

(3)	We will utilize a two-prong approach using direct sales model conducted by Mr. Enriquez. He will market the product locally in Southern California areas to construction companies. His current marketing strategy consists of various Point of Sale material including posters and flyers developed by Mr. Enriquez in the past several months. We also intend to utilize the second prong of our marketing plan of offering our one product, Cool Box, an evaporative cooling trailer through our websites: www.draxindustries.net and www.Coolbox.us which is currently under development/construction. The Company will also make its protype type evaporating cooling trailer available to customers to demonstrate starting in May of 2021.

(4)	Our plan of operation is, once we raise the necessary $85,000, to: (1) complete the marketing material, and print folders, flyers and DVD's; (2) Begin marketing and selling the product in Southern California to construction companies; (3) Subsequently, once an order is placed and paid for the company will order the component parts from its local suppliers, located in California area. It will take approximately 45 days to complete a Cool Box unit. The company will not order any component parts from its suppliers until the retail customer orders the product and pays for the product first.

(5)	In the event that we are not successful in securing such financing, then our plans to become operational will be in danger and we will not succeed in moving forward.

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Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for the next 12 months, and we will need to obtain additional financing to operate our business for the next twelve months. Our "burn rate" is approximately $4,500 per month. Most of our expenses are anticipated to be:

•	$10,000 towards costs associated with public company reporting requirements
•	$ 5,000 related to expenses associated with newly applicable corporate governance requirements.
•	$13,000 toward marketing materials which include fliers, brochures, direct marketing and mailing costs. $9,000 towards rent (lease allows 9 months’ rent free)
•	$12,500 for software and hardware to develop an internet site,
• •	$11,000 for small tools, wrenches, shop tables, air compressor $24,500 for program administration and working capital

In addition to the $85,000 needed for the operating plan the company will need approximately $10,000 for completing this Registration.

Results of Operations

March 24, 2020, (inception) to December 31, 2020

During the period we incorporated the company, hired an attorney, and an independent auditor for the preparation of this Registration Statement. We have prepared an internal business plan. We have also reserved the domain name www.draxindustries.net and www.Coolbox.net and begun the development of our website. Our net loss since inception is as a result of incurring expenses of $4,753 for incorporation fees and expenses as they relate to the filing of this Registration Statement.

At inception, we sold 4,000,000 shares of common stock to our sole officer and director, Mr. Virgil Enriquez, for $400.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act"). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The Offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the foregoing investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

The following tables and narrative discussion set forth key components of our results of operations for the period indicated, in dollars, and key components of our revenue for the period indicated, in dollars.

March 24, 2020
(inception) to
December 31, 2020

Revenue	$0

Operating Expenses:
General and administrative	4,725
Total operating expenses:	4,725
Interest expense	28
Net Loss	$4,753

Revenue

For the period from March 24, 2020 (inception) to December 31, 2020, we generated no revenues. There were no revenues from the inception at March 24, 2020 because the Company has not yet commenced operations, we have received $10,500 from an private lender to pay for our minimum level of operations and obtained a line of credit from an investor for $100,000.

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Operating Expenses

Total operating expenses for the period on March 24, 2020 (inception) to December 31, 2020 was $4,725. The costs consisted of $1,125 rent and 3,600 legal expense.

Lack of Revenues

We have limited operational history. We have not generated any revenues from our inception on March 24, 2020 to December 31, 2020. We anticipate that we will incur substantial losses for the foreseeable future and our ability to generate any revenues in the next twelve months continues to be uncertain.

Net Loss

For the period from March 24, 2020 (inception) to December 31, 2020 we incurred a net loss of $4,753.

Liquidity and Capital Resources

We believe that our existing sources of liquidity will not be sufficient to fund our operations, anticipated capital expenditures, working capital and other financing requirements for at least the next 12 months. In the event the company is unable to achieve profitable operations in the near term, it may require additional equity and/or debt financing, or reduce expenses, including officer's compensation, to reduce such losses. However, we cannot assure that such financing will be available to us on favorable terms, or at all. We will continue to monitor our expenditures and cash flow position and however, at some time in the future, we may need to obtain additional financing to complete our business plan. There is no assurance that we will be able to obtain such financing if needed and the failure to do so could negatively impact the viability of our company to continue with this business and the business may fail.

We are paying the expenses of the offering because we seek to (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the OTC Market ("OTCQB"). We believe that the registration of the resale of shares on behalf of our existing security holders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Market ("OTCQB").

The Company further borrowed $10,500 from one private lender on a three-year note and obtained a line credit from an investor for $100,000.

The following table summarizes total assets, accumulated (deficit), stockholder's equity (deficit) and working capital (deficit) at December 31, 2020:

December 31, 2020
Total Assets	$6,800

Accumulated (Deficit)	$(4,753)

Stockholder's Equity	$(4,353)

Working Capital	$5,772

As of the date of this Prospectus, we have generated no revenues from our business operations. Virgil Enriquez is 100% owner of Drax, Industries Inc. Presently Drax purchases the component pieces of machinery and will assemble the unit for us at our leased space in San Diego, California for $16,000 per unit. Funds will be paid by the customer directly to Drax, Industries Inc. Mr. Enriquez to date has not sold any units.

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As of December 31, 2020, our total assets were $6,800 consisting of cash of $3,300, prepaid expenses of $2,500 and a security deposit of $1,000. Our total liabilities were $11,153, consisting of deferred rent liability of $1,125, a loan from an investor of $10,000, net of an unamortized debt discount of $500.

We anticipate that we will meet our ongoing cash requirements through equity or debt financing. We estimate that our expenditures over the next 12 months (beginning January 1, 2021) will be approximately $85,000 for the operating plan and $10,000 to complete the registration.  These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

We intend to meet our cash requirements for the short term by generating limited revenue and the next 12 months through a combination of debt financing and equity financing by way of bank loans, private loans, and private placements. We currently do not have any arrangements or commitments in place to complete any bank loans, private loans, or private placement financings other than Mr. Enriquez, a loan for $10,500 and a line of Credit from an investor for $100,000. and there is no assurance that we will be successful in completing any such financings on terms that will be acceptable to us.

If we are not able to raise the full $85,000 for the operating plan or the $10,000 to complete the registrations as anticipated, we will scale our business development in line with available capital. Our primary priority will be to retain our reporting status with the SEC which means that we will first ensure that we have sufficient capital to cover our legal and accounting expenses. Once these costs are accounted for, in accordance with how much financing we are able to secure, we will focus on market awareness, testing and servicing costs as well as marketing and advertising to social media marketing websites. We will likely not expend funds on the remainder of our planned activities unless we have the required capital.

CRITICAL ACCOUNTING POLICIES

The Company has adopted a fiscal year-end of December 31.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

We maintain cash balances in non-interest-bearing accounts, which do not currently exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Fair Value of Financial Instruments

Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company's financial statements as reflected herein. The carrying amounts of cash, prepaid expenses and accrued expenses reported on the balance sheet are estimated by management to approximate fair value primarily due to the short-term nature of the instruments. The Company had no items that required fair value measurement on a recurring basis.

Basic and Diluted Loss Per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, there were no outstanding potential common stock equivalents and therefore basic and diluted earnings per share result in the same figure.

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Stock-Based Compensation

The Company adopted FASB guidance on stock-based compensation upon inception. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company has not had any stock and stock options issued for services and compensation for period from March 24, 2020, (inception) to December 31, 2020.

Revenue Recognition

The Company will receive orders from customers to build cooling trailers. The company builds the requested product. At the completion of the product the trailer is delivered to the customer. If the customer accepts the product the Company issues an invoice to the customer for the job. The invoice is entered into the accounting system and is recognized as revenue at that time.

The Company will use the completed contract method for cooling trailers built, which typically have construction periods of 15 days or less. Contracts are considered complete when title has passed, the customer has accepted the product and we do not retain risks or rewards of ownership of the cooling trailers. Losses are accrued if manufacturing costs are expected to exceed manufacturing contract revenue. Manufacturing expenses are primarily composed of trailer bodies, cooling fan and water tank, which is the largest component of the raw materials cost and the cost of labor.

As described above, in accordance with the requirements of ASC 606, the Company recognizes revenue from the services to its customers for building or repairing truck bodies by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

Advertising and Promotion

All costs associated with advertising and promoting products are expensed as incurred. There were no advertising or promotional expenses during the period from March 24, 2020, (inception) to December 31, 2020.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

Uncertain Tax Positions

In accordance with ASC 740, "Income Taxes" ("ASC 740"), the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest, and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the company's income tax returns. These audits include questions regarding the company's tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various taxes filing positions, including state and local taxes, the company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The company has not yet undergone an examination by any taxing authorities.

The assessment of the company's tax position relies on the judgment of management to estimate the exposures associated with the company's various filing positions.

Expected Purchase or Sale of Significant Equipment

We do not anticipate the purchase or sale of any significant equipment as such items are not required by us at this time or in the next 12 months.

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Additional Disclosure of Outstanding Share Data

As of December 31, 2020, we had 4,000,000 shares of common stock issued and outstanding.

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements, including any outstanding derivative financial statements, off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. We do not engage in trading activities involving non-exchange traded contracts.

DESCRIPTION OF BUSINESS

GENERAL OVERVIEW

Drax, Industries Inc. also referred to as "Drax" and the "Company", was incorporated in the State of Wyoming on March 24, 2020. Drax, Industries Inc. is an assembly company that intends to provide one product to consumers:  an evaporative cooling trailer that is 83" by 16' foot called Cool Box.

Drax, Industries Inc. leases 3,000 square feet of warehouse and office space (2,500 warehouse space and 500 office space at 3125 Scott Street, Vista California 92081, to assemble its Cool Box product. Drax will purchase the component pieces of machinery and assembles the unit for us at our leased space in San Diego, California for $16,000 per unit. Funds are paid by the customer directly to Drax, Industries Inc. Mr. Enriquez to date has not sold or made any units. The cooling trailer is self-contained, fully equipped cooling systems that allow people to sit in and escape the outdoor heat by lowering temperatures as much as 30 degrees. The evaporative cooling trailers are designed to aid in the relief of heat stress in outdoor work sites.

The Department of Labor Occupational Safety & Health Administration, OSHA Technical Manual Section III Chapter 4 sets forth Guidelines for Operations conducted outdoors in hot weather. Such as construction, refining, and fire control, especially those that require workers to wear protective clothing. A Cool Box trailer on the job site allows the workers to cool off in compliance with the OSHA regulations.  It is likely that the OSHA requirements will increase in the future increasing the market for cool Box products.

The evaporative cooling trailer will have two 3,500 lb. axles, brakes with a breakaway kit, 12,000lb jack, two 5/16 adjustable cast coupler, 3 x 2 Angle cross members, 5" Channel frame and tongue, 5" Boxed flush floor, all lights sealed rubber mounted in frame and 225/75/15 8 ply tires with spare. We will purchase the trailers from Performance Trailers which is located at 2901 Falcon Dr. Madera Ca 93637, https://perftrlrs.com.  The system will use an evaporating cooling system which we purchase from Portacool, LLC which is located at 721 FM 2468 Center, Texas 75935, and a 325-gallon water tank which we purchase from Norwesco which is located in Hanford, California.

The evaporative cooling trailer will be sold to the customers, at a price of approximately $16,000.  Since our inception on March 24, 2020, we have incurred cumulative losses of $4,753.

Drax technology is based on the principles of evaporative cooling which has been around for years.

As water is evaporated, energy is lost from the air, reducing the temperature. Two temperatures are important when dealing with evaporative cooling systems.

Dry Bulb Temperature

•	This is the temperature that we usually think of as air temperature, measured by a regular thermometer exposed to the air stream.

Wet Bulb Temperature

•	This is the lowest temperature that can be reached by the evaporation of water only.

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When considering water evaporating into air, the wet-bulb temperature, as compared to the air's dry-bulb temperature is a measure of the potential for evaporative cooling. The dry and wet bulb temperature can be used to calculate the relative humidity.

Evaporation will take place when the humidity is below 100% and the air begins to absorb water. Any given volume of air can hold a certain amount of water vapor and the degree of absorption will depend on the amount it is already holding.

The term humidity describes how much water is already in the air; relative to the amount it can hold. Air is saturated when it cannot hold any more water. Imagine it as a sponge: if the sponge held half as much water as it could hold, it would be 50% saturated. In the case of air, we would describe the relative humidity as being 50%.

Energy is required to change water from liquid to vapor. This energy is obtained in an adiabatic process from the air itself. Air entering an evaporative air cooler gives up heat energy to evaporate water. During this process, the dry bulb temperature of the air passing through the cooler is lowered as much as 30 degrees.

The Company plans on selling the Cool Box to the customers, at a price of approximately $16,000. Since our inception on March 24, 2020, we have incurred cumulative losses of $4,753 to December 31, 2020.

Drax has not commenced its major operations of selling and then assembling Cool Box units. The Company has not distributed any units to date. The Company plans to start marketing Cool Box in the Southern California areas. The Company will assemble a Cool Box unit when the Company has sold the product to an end user. Drax has not commenced its major operations. In addition, the Company has no achieved any revenue in connection with its business to date. As a result, we are a startup Company; that is, we have no operating history and no revenue, and are at a competitive disadvantage.

We expect to continue to incur losses for at least the next 12 months. We do not expect to generate revenue that is sufficient to cover our expenses, and we do not have sufficient cash and cash equivalents to execute our plan of operations for at least the next 12 months. We will need to obtain additional financing, through equity security sales, debt instruments and private financing, to conduct our day-to-day operations, and to fully execute our business plan. We plan to raise the capital necessary to fund our business through the sale of equity securities, debt instruments or private financing. (See "Plan of Operation")

Taking into account that our Company is a new startup and is without an established income stream and/or profit and loss statement and has not yet sold any product the estimated annual burn rate for the operating plan is projected during the first fiscal year, without due consideration for adjustment is $85,000. This includes a three month burn, in cash; of $13,500 (at $4,500 per month) considering the company encounters a bad quarter during its first year in business. In addition to the $85,000 needed for the operating plan the company will need approximately $10,000 for completing this registration. Mr. Enriquez has agreed to loan the Company funds through a written agreement until such time as the Company raises $85,000 for the operating plan and $10,000 for registration expenses.     Mr. Enriquez has agreed to charge six (6) percent interest for the loaned funds. The Company has also borrowed $10,500 on a three year note and obtained a line of Credit from an investor for $100,000.

The Company's executive offices and warehouse is located at 3125 Scott Street, Vista California 92081. The Company's telephone number is: (760) 739-0069. The Company's web site is: www.draxindustries.net and wwwCoolbox,net.

ORGANIZATION WITHIN LAST FIVE YEARS

Drax, Industries Inc. also referred to as "Drax" and the "Company", was incorporated in the State of Wyoming on March 24, 2020.  Drax, Industries Inc. is an assembly company that intends to provide one product to consumers:  an evaporative cooling trailer that is 83" by 16' foot called Cool Box.

Drax will produce a prototype of the Cool Box to help in the marketing of the Cool Box unit. The company has ordered the component parts for its prototype cooling trailer and expect to have it assembled and available for demonstrations with customers by May 1, 2021.

In 2020   Mr. Enriquez organized Drax, Industries Inc. to manufacture and sell the Cool Box evaporative cooling trailers.   On December 15, 2020, Drax, Industries Inc. entered into a formal lease agreement with Optec International, Inc. for 3,000 square foot of warehouse and office space.  The space will be used for office and assembly of the Cool Box unit.

Over the next 12 months, Drax plans to build out its reputation and network in the mobile evaporative cooling trailer industry; thereby, attracting new customers. Currently the Company has only one employee, however, as the Company grows, we plan to employ additional employees, as required.

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BUSINESS FACILITIES

Drax, Industries Inc. is located at 3125 Scott Street, Vista California 92081. The Company's telephone number is: (760) 739-0069.

SPECIAL FEATURES OF THE COMPANY

Drax will market one product, Cool Box, an evaporative cooling trailer that is 83" by 16' foot called Cool Box for the construction industry in California and Nevada. Drax expects to generate its corporate revenue from the sale of Cool Box, a mobile evaporative cooling trailer. Drax believes that its Cool Box unit is an inexpensive and portable cool station that will provide a cool rest area at outdoor work sites. Accordingly, there is a need for a cool rest area at outdoor construction sites.

OVERALL STRATEGIC DIRECTION

The Company plans to establish its reputation with the construction industry, thereby attracting new clients and building out its network of operations. Initially, the company aims to form long-term working relationships with a number of construction companies in Southern California.

DESCRIPTION OF PRODUCTS

Virgil Enriquez, CEO and Director of Drax, developed an idea over the last several years of what he believes will be a useful mobile trailer containing an evaporative fan to provide a cool rest area at outdoor work sites.

Drax, Industries Inc. is an assembly company. The company leases 3,000 square feet of warehouse and office space at 3125 Scott Street, Vista California 92081, to assemble its Cool Box product. The company purchases several component pieces of machinery and assembles them into cooling trailer.  The cooling trailer is self-contained, fully equipped cooling system that allows people to sit in and escape the outdoor heat by lowering temperatures as much as 30 degrees. The cooling trailers are designed to aid in the relief of heat stress at outdoor work sites.

The Cool Box unit will be built on a standard 83" by 16’-foot trailer.  The trailer will have two 3,500 lb. axles, brakes with a breakaway kit, 12,000lb jack, two 5/16 adjustable cast coupler, 3 x 2 Angle cross members, 5" Channel frame and tongue, 5" Boxed flush floor, all lights sealed rubber mounted in frame and 225/75/15 8 ply tires with spare.

The Company will then attach a steel frame to the trailer.  The frame will be 2" x 2"square tubing.  The frame will hold the evaporative fan, water tank, seats, top and sides.  The Company will then attach an evaporating cooling system and a 325-gallon water tank.  The Company will then attach bench seats top and back. To complete the unit, the Company will screw on the protective sides and top.

The cooling trailer will be sold to the customers at a price of approximately $16,000.  The customer will pick the Cool Box unit at the company's shop.

Manufacturing/ Assembly

The Company will then attach a upper steel frame to the trailer.  The frame will be 2" x 2"square tubing.  The frame will hold the evaporative fan, water tank, seats, top and sides.  The Company will then attach an evaporating cooling system and a 325-gallon water tank.  The company will then attach the bench seats top and back. To complete the unit the Company will screw on the protective sides and top.

Packaging:

Once an order is placed, it takes Drax, Industries Inc. approximately 45 days to have the unit ready for pick up.  Drax, Industries Inc. will complete assembly at its shop in Vista, California.  Once a unit is paid for, a customer can pick up the mobile unit from the company at 3125 Scott Street, Vista California 92081.

Initial Sales Strategy:

We have established a two-prong sales approach; our first prong utilizes direct sales through Virgil Enriquez. Our direct sales are being conducted by Virgil Enriquez.  He is currently attempting to market the product locally in the Southern California areas to the construction industry. His current marketing strategy consists of various Point of Sale material including posters and flyers developed by Virgil Enriquez in the past several months. The second prong of our sales approach will be through the internet when funds become available to complete our website. We intend to derive income from these sales and our goal is to establish brand recognition.

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Subsequent Sales Strategy

Drax, Industries Inc. will commence marketing of its one product: "Cool Box", an evaporative cooling trailer that is 83" by 16' foot for sale to the public.

The Company is presently developing its marketing program to sell its one product, "Cool Box", a mobile evaporative cooling trailer that is 83" by 16' foot to the general public through our direct sales program, and through our website: www.draxindustries.net and Coolbox.net which is currently under development/construction. Drax, Industries Inc. has not commenced its major operations. The Company has achieved no revenues in connection with its business to date. As a result, we are a startup company, that is, we have no operating history and are at a competitive disadvantage.

In order to bring the Company's product to market, the company will need to seek additional capital of approximately $85,000 for the operating plan and $10,000 to complete this registration. Of the entire $85,000 of additional capital we will seek, only $13,000 initially will be used by the company for marketing materials. If the company is unable to obtain additional financing at reasonable cost, it would be unable to have its product assembled and ready for pick up to the end user.  As of December 31, 2020, the Company's working capital consists of $3,300 which is not sufficient to fund the sale of its one product, "Cool Box", an evaporative cooling trailer.

FEATURES OF THE PRODUCT

The Company believes that there is a need for cooling trailers at affordable prices in the marketplace.

Our form of product may involve assisting construction companies in the following manner:

•

The construction industry can use the Cool Box unit at several locations since it is mobile.

The industry will no longer have to build standalone shaded areas and they tear them down

Once the construction is completed;

•	The ability of the company to provide a mobile unit that cools the rest area by 30 degrees.

The Company does not intend to market any other products.

WORK/REST/HIGH TEMPERATURE REGULATIONS AT JOB SITES

Cool Box trailers assist in meeting the requirements for outdoor workers.  The Occupational Safety and Health Administration sets forth requirements for work/rest schedules for workers doing outdoor work.  Setting appropriate work rest schedules is critical for protecting workers during outdoor work. Often it requires the assistance of a trained safety and health professional. In addition to the methods provided as examples below, OSHA provides free and confidential advice to service small and medium-sized businesses in all states across the country. Contact OSHA's On-site Consultation Program for assistance in developing your heat-related illness preventions plan and work/rest schedules that are appropriate for your worksite. For more information or for additional compliance assistance contact OSHA at 1-800-321-OSHA (6742).  About Work/Rest Schedules or their web site:  (https://www.osha.gov/SLTC/heatillness/heat_index/work_rest_schedules.html

COMPETITION

There are numerous companies and individuals who are engaged in the mobile evaporative cooling trailer business, and such business is competitive. We believe the highly specialized nature of our corporate focus and mobile units enables us to be a better long-term partner for our clients (construction companies) than if we were organized as a traditional cool zone building.

The Company believes that by offering a quality product through Drax, Industries Inc. it will bring customers to us. Nevertheless, many of our competitors have significantly greater financial and other resources as well as greater managerial capabilities than we do and are, therefore in certain respects, in a better position than we are to provide cooling systems. We believe our ability to compete will depend upon many factors both within and outside our control including, but not limited to, pricing as well as the timing and market acceptance of our mobile unit (Cool Box). We will face direct competition from several privately held companies, both online and direct marketing companies.

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Many of our existing and potential competitors, which will include online evaporative cooling businesses, are focusing more closely on internet-based sales.  These companies have longer operating histories, significantly greater financial, technical, and marketing resources, greater name recognition and a larger installed customer base than we will have. Furthermore, there is the risk that larger financial companies which offer internet sales may decide to use extremely low pricing rates in the tag and cover market to acquire and accumulate customer accounts. We do not plan to offer extremely low pricing; therefore, such pricing techniques, should they become common in our industry, could have a material, adverse effect on our results of operations, financial condition, and business model.

Generally, competitors may be able to respond more quickly to new or emerging changes in customer requirements or to devote greater resources to the development, promotion, and sale of their products than we will.

There can be no assurance that our potential competitors will not develop products comparable or superior to those that will be developed and offered by us or adapt more quickly than us to changing customer requirements, or that we will be able to timely and adequately complete the implementation, and appropriately maintain and enhance the operation of our business model. Increased competition could result in price reductions, reduced margins, failure to obtain any significant market share, or loss of market share, any of which could materially adversely affect our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current or future competitors, or that competitive pressures faced by us will not have a material adverse effect on our business, financial condition and results of operations.

There can be no assurance that we will be able to compete against these evaporative cooling trailer businesses, such as the following:

Advantage Farm and Ranch

Advantage Farm and Ranch is headquartered in Decatur, Texas (1817 N. Hwy 287. "Trailers are our business! You'll find quality trailers by manufacturers including Sundowner, Haulmark, Texas Bragg and Neckover. Our large selection covers a range of trailers from horse, Drax, auto and everything in between." Their web site is: http://www.agvantagefarmandranch.com.

Advantage provides numerous types of trailers and oil field trailers such as their standard trailer. Additional standards include:

Drax Cooling Trailer by Texas Bragg Equipped with   48" Porta Cool Fan, 325 Gallon water tank, Handrail, Step, and12' bench seats.  The approximate price is $7,850.

Texas Bragg Trailers

Texas Bragg Trailers, Inc., founded in 1977, based in the heart of Northeast Texas and corporately headquartered in Mount Pleasant, Texas, was the first to establish high quality standards all others are measured for in the manufacturing of utility trailers. Texas Bragg builds every trailer with the emphasis on quality and design details to specifications.   Their web site is:  http://www.texasbraggtrailers.com/trailers/custom-trailers/index.htm

CURRENT BUSINESS FOCUS

The Company's business focus is to provide a mobile evaporative cooling trailer.  The trailer is 83" by 16' foot and provides a cool rest area at outdoor work sites in Southern California to construction companies.  The Company is marketing its trailer at a reasonable price to the largest percentage of the target market.  The Company believes that the ability to deliver a consistent product is the main factor in fostering a repeat customer base and developing an excellent reputation.

ADVANTAGES OF COMPETITORS OVER US

The Company believes the following are some of the advantages of competitors over us: (i) presently the company does not have an established regular customer base and (ii) many of its competitors (Advantage Farm and Ranch and Texas Bragg Trailers) have at this time significantly greater financial and other resources than we do.

COMPETITIVE ADVANTAGES

The Company believes that its key competitive advantages are: (i) it has experienced management. Our sole director and executive officer, Mr. Enriquez, has over 10 years of experience in the construction and marketing, sales and business operations. The company believes that the knowledge, relationships, reputation of Mr. Enriquez's management will help it to build and maintain its client base and (ii) through performance, the company hopes to develop a repeat customer base, and a greater advisory network and reputation.

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RESEARCH AND DEVELOPMENT

The Company is not currently conducting any research and development activities. However, if research and development is required in the future, we intend to rely on third party service providers.

EMPLOYEES

Virgil Enriquez is the sole Director, Chief Executive Officer, President, Secretary, and Principal Executive Officer and Principal Financial Officer of Drax, Industries Inc. The Company plans to employ individuals on an as needed basis. The company anticipates that it will need to hire additional employees as the business grows. In addition, the company may expand the size of our Board of Directors in the future.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Company's Chief Executive Officer, President, Chief Financial Officer, Secretary, sole Director, Virgil Enriquez, is the "Promoter" within the meaning of Rule 405 of Regulation C. The following table sets forth the name and age of our officer and director as of December 31, 2020.

Executive Officer and Director

NAME	AGE	POSITION/INITIAL ELECTION	APPOINTMENT DATE
Virgil Enriquez	53	Chief Executive Officer, President, Chief Financial Officer, Secretary and Director	April 2, 2020

The Directors will hold office until the next annual meeting of the security holders following their election and until their successors have been elected and qualified. The Board of Directors appoints Executive Officers.  Our Executive Officers hold their offices until they resign, are removed by the Board, or his/her successor is elected and qualified.

Set forth below is a description of the recent employment and business experience of our sole Director and Executive Officer:

Virgil Enriquez, Chief Executive Officer, President, Chief Financial Officer, Secretary and Director

Virgil Enriquez, aged 42, is the Chief Executive Officer, President, Secretary, Chief Financial Officer and Director (Principal Executive Officer) and (Principal Financial Officer) of the Company. He was appointed on April 2, 2020 and is responsible for overseeing all aspects of the Company.

EXPERIENCE:

January 2020 – Current,        Prestige Contracting, Poway CA. Position Senior Estimator.

Responsible for the following, (1)Track bid opportunities and prioritize for estimating staff (2) Perform quantity take offs and prepare estimates using Excel spreadsheet templates, (3)Compose clear, concise, detailed proposals, (4) Obtain and negotiate pricing from vendors and subcontractors, (5) Negotiate contracts and change orders with customers when required, (6) Collect, track and report estimating and cost data, (7) Hire, train and supervise other estimators, (8) Review estimates and proposals prepared by estimating staff, (9) Create processes and procedures to streamline and improve estimating process and (10) Coordinate with Production Team to ensure project parameters and budgets are understood.

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March of 2017 to July 2017       Hallmark Venture Group, Inc.

President of Hallmark Venture Group, Inc. He joined the company for the purpose of reorganizing the company and bringing current the company in its financial reporting. He resigned on July 2, 2017.

November 2007-September 2019       MCV Companies Inc., Escondido, CA

Owned and ran MCV Companies, the company provided Contracting – Consulting – Development. Responsible for (1) Estimating, Daily Operations & Production of MCV’s construction projects, (2) Responsible for the complete startup and closeout of all projects, including submittals, subcontracts & schedules, (3) Established the project’s working budget and ensured that all jobs were completed on budget or better, (4) Project documentation and

November 2006 –November 2007       Highland Fairview – Costa Mesa, CA

Land Development Manager / Purchasing, Responsible for the following.

•	Prepared new contract agreements for both subcontractors and consultants
•	Initiated new contracting procedures
•	Purchased new contracting software (Prolog) and in charge of implementation and integration of existing Timberline data
•	RME on Highland Fairview’s contractor license
•	Involved in establishing new cost code structure
•	Reconciling, organizing and updating existing contract
•	Primary responsibility was the Purchasing and Contracting of all Land Development trades
•	Prepared all Bid packages, including the various Scopes of Work
•	Responsible for generating and issuing contracts. Worked with Legal concerning insurance requirements

January 2005- November 2006       Centex Homes-San Diego & Southern CA Costal Division

Land Development Purchasing Manager: Responsible for the following.

•	Primary responsibility was the Purchasing and Contracting of all Land Development trades. Included trades range from Mass Grading, Erosion Control, Water, Sewer, Storm Drain, Dry Utilities, Concrete Improvements, Street Balance and Paving, Landscaping, and Bond Exoneration work
•	Prepared all Bid packages, including the various Scopes of Work
•	Responsible for generating and issuing contracts. Worked with Legal concerning insurance requirement
•	Projects consist of both Multi-family and Single-Family developments
•	Coordinated and completed Due Diligence Packages for Land Acquisition
•	Assist General Field Superintendent in coordinating and resolving issues with Project Management and Forward Planning
•	Strong Reputation with various Subcontractor

2004-2005       Pardee Homes San Diego, CA

Offsite Superintendent: Responsible for the following.

•	Responsible for managing subcontractors for new construction in the Del Mar area
•	Facilitate coordination between Subcontractors, Architects, HOA and Pardee Homes
•	Experienced in Bond exoneration
•	Responsible for Open Space turnover and Brush Management
•	Ensure that subcontractors and Pardee Homes complied with SWPPP and BMP’s

2000-2004      E.V. Constructors Inc. / Dimax Escondido CA

Owner / Contractor: Responsible for the following.

•	Started and operated E.V. Constructors, Inc. which focused on Public Works construction
•	Responsible for obtaining work through competitive bidding, complete startup of awarded contracts, project management and responsible for all project billings and negotiations
•	Maintained excellent working relationships with the various project owners and subcontractors

35

1996-1999       Heffler Company San Diego, CA

Vice President / Project Manager: Responsible for the following.

•	Promoted to Vice President in charge of operations in January 1997
•	In charge of the daily operations & production of Heffler Company’s construction projects
•	Responsible for the complete startup and closeout of all projects, including submittals, subcontracts & schedules
•	Established the project’s working budget and ensured that projects were complete on budget or better
•	Project documentation

EDUCATION:         1985-1989 University of San Diego, CA

•	BA, Business Administration
•	Qualified for the California State Contractor “A, B, C-27” and C-53 License

On November 22, 2019, Mr. Enriquez filed a petition for personal bankruptcy under Chapter 7 of the federal bankruptcy laws, which was subsequently discharged in February 2020.

AUDIT COMMITTEE

The Company does not presently have an Audit Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The company intends to increase the size of its Board in the future, at which time it may appoint an Audit Committee.

The Audit Committee will be empowered to make such examinations as are necessary to monitor the corporate financial reporting and the external audits of the company, to provide to the Board of Directors (the "Board") the results of its examinations and recommendations derived there from, to outline to the Board improvements made, or to be made, in internal control, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

COMPENSATION COMMITTEE

The Company does not presently have a Compensation Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The company intends to increase the size of its Board in the future, at which time it may appoint a Compensation Committee.

The Compensation Committee will be authorized to review and make recommendations to the Board regarding all forms of compensation to be provided to the executive officers and directors of the company, including stock compensation, and bonus compensation to all employees.

INDEPENDENT DIRECTOR/CORPORATE GOVERNANCE COMMITTEE

Our Board of Directors currently consists of only Virgil Enriquez. We are not a "listed company" under SEC rules and therefore are not required to have separate committees comprised of independent directors. We do not have independent director(s) at this time.

The Company does not presently have a Corporate Governance Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The company intends to increase the size of its Board in the future, at which time it may appoint a Corporate Governance Committee.

The Corporate Governance Committee will be responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and reporting and making recommendations to our Board of Directors concerning corporate governance matters.

NOMINATING COMMITTEE

The Company does not have a Nominating Committee and the full Board acts in such capacity.

36

REMUNERATION OF DIRECTORS AND OFFICERS

Drax, Industries Inc. has made no provisions for paying cash or non-cash compensation to its officers and sole director. No salaries are being paid at the present time, and none will be paid unless, or until such time as, the company is able to raise $85,000 for the operating plan and $10,000 to complete this registration statement.

EXECUTIVE COMPENSATION

The following table sets forth the compensation of our sole Executive Officer for the period from inception on March 24, 2020, through the period ending December 31, 2020.

Summary compensation table:

Name and Principal position	Year	Salary ($)	Bonus($)	Stock Awards($)	Option Awards($)	Non-Equity Incentive Plan Compensation($)	Nonqualified Deferred Compensation Earnings($)	All Other Compensation($)	Total($)

Virgil Enriquez, CEO	2020 (1)	$0	$0	$0	$0	$0	$0	$0	$0

(1) For the period March 24, 2020, (inception) to December 31, 2020.

On December 31, 2020, the company issued 4,000,000 founder's shares to Virgil Enriquez at the par value of $0.0001 in exchange for proceeds of $400.

Mr. Enriquez has not received directly or indirectly anything else of value from the company (including money, property, contracts, options or rights of any kind.)

Employment Agreement

To date, Drax, Industries Inc. has no written employment agreement in effect, with its Executive Officer and does not intend to enter into an employment agreement with Mr. Enriquez.

Stock Option Plan

We do not have a stock option plan and we have not issued any warrants, options or other rights to acquire our securities.

Employee Pension, Profit Sharing or other Retirement Plans

We do not have a defined benefit, pension plan, profit sharing or other retirement plan.

Director's Compensation

At present we do not pay our directors compensation for attending meetings of our Board of Directors. We have no standard arrangement pursuant to which our directors are compensated for any services provided as a director or for committee participation or special assignments but may reimburse Directors for reasonable expenses incurred in attending meetings.

37

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding beneficial ownership of our securities as of December 31, 2020 by (i) each person who is known by us to own beneficially more than five percent (5%) of the outstanding shares of each class of our voting securities, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted:

As of the date of the prospectus 4,000,000 shares of common stock were issued and outstanding.

	Number of Shares	Percentage of Outstanding Shares
Name and Address (1)	Beneficially Owned	Prior to Offering	After Offering
			Max 3,000,000	Min 750,000
Virgil Enriquez	4,000,000	100%	57%	84%

Officers and Directors as a group (1 person)	4,000,000	100%	57%	84%
(1)	The address of the sole officer and sole director is 3125 Scott Street, Vista California 92081

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

*	Any of our Directors or Officers.
*	Any nominee for election as a director.
*	Any principal security holder identified in the "Security Ownership of Certain Beneficial Owners and Management" section above; or
*	Any relative or spouse, or relative of such spouse, of the above referenced persons.

1.	Drax, Industries Inc. has a three-year lease with Optec International, Inc. for 3,000 square feet of warehouse and office space (2,500 warehouse space and 500 office space at 3125 Scott Street, Vista California 92081. The sole officer and director of Drax, Industries Inc. is Virgil Enriquez.

TRANSFER AGENT AND REGISTRAR

The Company does not have a transfer agent currently.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have adopted provisions in our bylaws that limit the liability of our Directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Wyoming General Corporation Law. Wyoming law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

*	For any breach of their duty of loyalty to us or our security holders.
*	For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.
*	For unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the Wyoming General Corporation Law; or,
*	For any transaction from which the director derived an improper personal benefit.

In addition, our bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Wyoming General Corporation Law, if our board of directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws).

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant's executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

38

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Our Bylaws and applicable Wyoming law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933, as amended (the "Securities Act"), and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue an aggregate number of 70,100,000 shares of capital stock, of which 70,000,000 shares are common stock, $0.0001 par value per share, and 100,000 shares are preferred stock, $0.0001 par value per share.

The Company issued to the founder four million (4,000,000) shares of common stock for $400 on December 31, 2020. As of December 31, 2020, there are four million (4,000,000) shares issued and outstanding at a value of $0.0001 per share.

COMMON STOCK: The securities being offered by the Selling Stockholders are shares of our Common stock.  The securities to be offered in the Primary Offering in the future (3,000,000) are shares of our Common stock at a price of $0.25 per share.

Common Stock

We are authorized to issue 70,000,000 shares of common stock, $0.0001 par value per share. Currently we have 4,000,000 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purposes. The holders of a majority of the shares entitled to vote, present in person or represented by proxy shall constitute a quorum at all meetings of our shareholders. Our common stock does not provide a preemptive, subscription or conversion rights and there is no redemption or sinking fund provisions or rights. Our common stockholders are not entitled to cumulative voting for election of the board of directors.

Holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore as well as any distributions to the security holder. We have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.

In the event of a liquidation, dissolution or winding up of our company, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities. Holders of common stock have no preemptive or other subscription or conversion rights. There is no redemption or sinking fund provisions applicable to the common stock.

39

Preferred Stock

We are authorized to issue 100,000 shares of preferred stock, $0.0001 par value per share. The preferred stock may be divided into any number of series as our directors may determine from time to time. Our directors are authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly issued series of preferred stock, and to fix the number of shares of any series of preferred stock and the designation of any such series of preferred stock. As of the date of this filing, we do not have any preferred shares issued and outstanding.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding stock options to purchase our securities.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

The financial statements included in this prospectus and the Registration Statement have been audited by M&K CPAS, PLLC to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

AVAILABLE INFORMATION

We have not previously been subject to the reporting requirements of the Securities and Exchange Commission. We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our securities and us you should review the registration statement and the exhibits and schedules thereto.

You can inspect the registration statement and the exhibits, and the schedules thereto filed with the commission, without charge, in our files in the Commission's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the commission at 100 F Street, N.E., Room 1580 Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

REPORTS TO SECURITY HOLDER

As a result of filing the Registration Statement, we are subject to the reporting requirements of the federal securities laws, and are required to file periodic reports and other information with the SEC. We will furnish our security holder with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year following the end of such fiscal quarter.

40

FINANCIAL INFORMATION

DRAX, INDUSTRIES INC.

(a development stage company)

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders’ of Drax, Industries Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Drax, Industries Inc. (the “Company”) as of December 31, 2020 and the related statements of operations, stockholders’ equity (deficit) and cash flows for the period from March 24, 2020 (inception) to December 31, 2020, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and the results of its operations and cash flows for the period from March 24, 2020 (inception) to December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans about these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS. PLLC

We have served as the Company’s auditors since 2020.

Houston, Texas

February 12, 2021

F-2

DRAX, INDUSTRIES INC.

BALANCE SHEET

December 31, 2020

ASSETS
Current assets:
Cash	$3,300

Prepaid Expenses	2,500
Total current assets	5,800
Other assets:
Security Deposit	1,000

Total assets	$6,800

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)

Current liabilities:
Accrued interest	28
Liabilities:
Note payable, net of unamortized discount of $500	$10,000
Deferred Rent Liability	1,125
Total liabilities:	11,153

Stockholder’s equity (deficit):
Preferred stock, $0.0001 par value, 100,000 authorized and 0 issued and outstanding.	—
Common stock, $0.0001 par value, 70,000,000 authorized, and 4,000,000 issued and outstanding.	400
Deficit accumulated during development stage	(4,753)
Total stockholder’s equity (deficit):	(4,353)

Total liabilities and stockholder’s equity (deficit):	$6,800

The accompanying notes are an integral part of these financial statements

F-3

DRAX, INDUSTRIES INC.

STATEMENT OF OPERATIONS

For the Period from March 24, 2020 (date of inception) through December 31, 2020

EXPENSES:
Rent expense	$1,125
Legal expense	3,600

TOTAL OPERATING EXPENSES:	4,725

OTHER EXPENSE:	-0-

Interest expense	28

NET LOSS:	$4,753

Net income (loss) per common share, basic and diluted	$(0.0012)
Weighted average number of common shares outstanding, basic and deficit	4,000,000

The accompanying notes are an integral part of these financial statements

F-4

DRAX, INDUSTRIES INC.

STATEMENT OF STOCKHOLDER’S EQUITY (DEFICIT)

 For the Period from March 24, 2020 (date of inception) through December 31, 2020

	COMMON STOCK
	SHARES	AMOUNT	ADDITIONAL PAID-IN CAPITAL	SUBSCRIPTION RECEIVABLE	ACCUMULATED DEFICIT	TOTAL SHAREHOLDER EQUITY
March 24, 2020 (inception)	—	$—	$—	$—	$—	$—
Founder shares for cash December 31, 2020	4,000,000	400				400
Net Loss					(4,753)	(4,353)
Balance December 31, 2020	4,000,000	$400	$—	$—	$(4,753)	$(4,353)

The accompanying notes are an integral part of these financial statements

F-5

DRAX, INDUSTRIES INC.

STATEMENTS OF CASH FLOWS

For the Period from March 24, 2020 (date of inception) through December 31, 2020

CASH FLOWS FORM OPERATING ACTIVITIES:
Net loss	$(4,753)

Adjustments to reconcile net loss to net cash used in operating activities	—
Prepaid expenses	(2,500)
Security deposit	(1,000)
Accrued interest	28
Deferred rent	1,125
Net cash used for operating activities	(7,100)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	400
Proceeds from loan, net	10,000

Net cash provided by financing activities	10,400
Net increase in cash	3,300
Cash, beginning of period	0

Cash, end of period	$3,300

Supplemental Disclosures
Interest Paid	$0
Taxes Paid	$0

The accompanying notes are an integral part of these financial statements

F-6

 DRAX, INDUSTRIES INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

DRAX, INDUSTRIES INC. ("the Company", "Drax") was incorporated in the state of Wyoming on March 24, 2020 ("Inception"). The Company is an assembly company that intends to provide one product to consumers:  a mobile evaporative cooling trailer that is 83 inches by 16 feet called "Cool Box"

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

The company has adopted a fiscal year-end of December 31.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company maintains its accounting records on an accrual basis in accordance with generally accepted accounting principles in the United States of America (U.S. GAAP).

The financial statements present the Balance Sheet, Statements of Operations, Shareholders' Equity and Cash Flows of the Company. These financial statements are presented in United States dollars. The accompanying audited, financial statements have been prepared in accordance with the instructions to Form S-1.  All adjustments which are, in the opinion of management, necessary for a fair presentation of the results of operations for the interim periods have been made and are of a recurring nature unless otherwise disclosed herein.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and equivalents include investments with initial maturities of three months or less. The Company maintains its cash balances at credit-worthy financial institutions that are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000. There were no cash equivalents at December 31, 2020.

Beneficial Conversion Features

From time to time, the Company may issue convertible notes that may contain an imbedded beneficial conversion feature. A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of warrants, if related warrants have been granted. The intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid in capital. The debt discount is amortized to interest expense over the life of the note using the effective interest method. As of December 31, 2020, the company does not have any loans that beneficial conversion features.

Fair Value of Financial Instruments

The Company adopted Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 820 on June 6, 2011. Under this FASB, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

F-7

The Company has various financial instruments that must be measured under the new fair value standard including cash, promissory notes payable. The Company's financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 – Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.  The fair value of the Company's cash is based on quoted prices and therefore classified as Level 1.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

Cash, security deposit, prepaid expenses, accrued expenses and note payable reported on the balance sheet are estimated by management to approximate fair market value due to their short-term nature.

The following table presents assets and liabilities that were measured and recognized at fair value as of December 31, 2020 on a recurring basis:

Description	Level 1	Level 2	Level 3	Total Realized Loss
	$0	$0	$0	$0
Total:	$0	$0	$0	$0

Basic and Diluted Loss Per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, there were no outstanding potential common stock equivalents and therefore basic and diluted earnings per share result in the same figure.

F-8

Share Based Expenses

The Company accounts for the issuance of equity instruments to acquire goods and/or services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more readily determinable. The Company's accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of standards issued by the FASB. The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor's performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.

Stock Based Compensation

In December of 2004, the FASB issued a standard which applies to transactions in which an entity exchanges its equity instruments for goods or services and also applies to liabilities an entity may incur for goods or services that are based on the fair value of those equity instruments. For any unvested portion of previously issued and outstanding awards, compensation expense is required to be recorded based on the previously disclosed methodology and amounts. Prior periods presented are not required to be restated. The company adopted the standard as of inception. The Company has not issued any stock options to its Board of Directors and officers as compensation for their services. If options are granted, they will be accounted for at a fair value as required by the FASB ASC 718.

Net Loss Per Share

The Company adopted the standard issued by the FASB, which requires presentation of basic earnings or loss per share and diluted earnings or loss per share. Basic income (loss) per share ("Basic EPS") is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share ("Diluted EPS") are similarly calculated using the treasury stock method except that the denominator is increased to reflect the potential dilution that would occur if dilutive securities at the end of the applicable period were exercised.

Advertising and Promotion

All costs associated with advertising and promoting products are expensed as incurred. There were no advertising or promotional expenses during the period from March 24, 2020 (inception) to December 31, 2020.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842): Accounting for Leases. This update requires that lessees recognize right-of-use assets and lease liabilities that are measured at the present value of the future lease payments at lease commencement date. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee will largely remain unchanged and shall continue to depend on its classification as a finance or operating lease. The update will become effective for periods beginning after December 15, 2020. The Company has performed a comprehensive review in order to determine what changes were required to support the adoption of this new standard and has determined that the adoption of the new standard will have a material impact on the Company’s financial statements with the recognition of operating ROU assets and lease liabilities. The Company will elect the optional transition method that allows for a cumulative-effect adjustment in the period of adoption and will not restate prior periods.

The company adopted at its inception March 24, 2020 the May 2017 FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), to clarify the principles of recognizing revenue and create common revenue recognition guidance between U.S. GAAP and International Financial Reporting Standards. Under ASU 2014-09, revenue is recognized when a customer obtains control of promised goods or services and is recognized at an amount that reflects the consideration expected to be received in exchange for such goods or services. In addition, ASU 2014-09 requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The ASU is effective for fiscal years beginning after December 15, 2017. The new revenue standard is principle based and interpretation of those principles may vary from company to company based on their unique circumstances. It is possible that interpretation, industry practice, and guidance may evolve as companies and the accounting profession work to implement this new standard. The implementation of this standard did not have a material effect on the Company’s results of operations.

In January 2017, the FASB issued ASU No. 2017-04, Simplifying the Test for Goodwill Impairment, which simplifies the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. In computing the implied fair value of goodwill under Step 2, current U.S. GAAP requires the performance of procedures to determine the fair value at the impairment testing date of assets and liabilities (including unrecognized assets and liabilities) following the procedure that would be required in determining the fair value of assets acquired and liabilities assumed in a business combination. Instead, the amendments under this ASU require the goodwill impairment test to be performed by comparing the fair value of a reporting unit with its carrying amount. An impairment charge should be recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. The ASU became effective for the Company on March 24, 2020. The amendments in this ASU will be applied on a prospective basis. Early adoption is permitted for interim or annual goodwill impairment tests performed.

F-9

NOTE 3 – DEBT TRANSCATIONS

Promissory Note Payable

On December 15, 2020, the Company issued a promissory note to U.S. Affiliated, Inc. for $10,500 of cash consideration.  The note bears interest at 6% and matures on December 14, 2023. The Loan included fees of $500. During the period ended December 31, 2020 the company paid the loan fees of $500 and recorded  them as a discount against the note. The Company recognized interest expense of $28 for the period ended December 31, 2020.

NOTE 4 – GOING CONCERN

As shown in the accompanying financial statements, the Company has incurred net losses and working capital deficits from operations resulting in an accumulated deficit of $4,753 as of December 31, 2020. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management is actively pursuing its business plan in an effort to begin to realize revenues. In addition, the Company is currently seeking additional sources of capital to fund short term operations. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company's ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company requires $95,000 of additional funds to implement its business plan and to remain a going concern for at least 12 months starting on January 1, 2021.  Mr. Enriquez has agreed to fund these amounts until such time as the Company raises $85,000 for the operating plan and $10,000 for registration expenses. The company has executed a loan commitment and promissory note with Mr. Enriquez which is filed as an exhibit to this filing.

NOTE 5 – RELATED PARTY

On December 31, 2020, the Company sold 4,000,000 founder's shares at the par value of $0.0001 in exchange for proceeds of $400 in cash.

NOTE 6 – STOCKHOLDER'S EQUITY

On March 24, 2020, the founder of the Company established 70,000,000 authorized shares of $0.0001 par value common stock.

Additionally, on March 24, 2020 the Company's founder established 100,000 authorized shares of $0.0001 par value preferred stock. No preferred stock has been issued. There is designation for the preferred stock at this time.

Common Stock

On December 31, 2020, the Company sold 4,000,000 founder's shares at the par value of $0.0001 in exchange for proceeds of $400 in cash.

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NOTE 7 – INCOME TAXES

The Company accounts for income taxes under FASB ASC 740-10, which requires use of the liability method. FASB ASC 740-10-25 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.

For the fiscal year ended December 31, 2020, the company incurred a net operating loss and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31, 2020, the company had approximately $4,753 of federal net operating losses. The net operating loss carry forwards, if not utilized, will begin to expire in 2034.

The components of the Company's deferred tax asset are as follows:

December 31, 2020
Deferred tax assets:
Net operating loss carry forwards	$4,753

Net deferred tax assets before valuation allowance	$998
Less: Valuation allowance	(998)
Net deferred tax assets	$0

Based on the available objective evidence, including the company's history of its loss, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the company provided for a full valuation allowance against its net deferred tax assets at December 31, 2020.

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

December 31, 2020

Federal statutory rate	21%
State statutory rate	11%

In accordance with FASB ASC 740, the company has evaluated its tax positions and determined there are no uncertain tax positions.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Operating Leases

Drax, Industries Inc. leased office/warehouse at located at 3125 Scott Street, Vista California 92081 effective December 15, 2020. The lease is for a period of 36 months. The warehouse space consists of 2,500 square feet of warehouse space and 500 feet of office space for a total of 3,000 square feet. Rent for the facility is $-0- per month for the first nine months; and then $3,000 per month thereafter. The Company is not responsible for property taxes and repairs.

There are currently no proposed programs for renovation, improvement, or development of the facility.

The table below discloses the Company’s future minimum lease payment obligations as of December 31, 2020

YEAR	AMOUNT

2021	$9,000
2022	36,000
2023	36,000

TOTAL	$81,000

NOTE 9 – SUBSEQUENT EVENTS

Management has evaluated subsequent events according to the requirements of ASC 855, and there are currently no subsequent events to report as of February 2, 2021.

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ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

1.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses to be paid by us in connection with the securities being registered are as follows:

Audit and Accounting Fees and Expenses	$2,500
Legal Fees and Expenses	3,600
Total	$6,100

* Estimated amount

2.  SUBSEQUENT EVENTS

On March 5, 2021, the company obtained a line of credit in the face amount of $100,000. From an unrelated investor. The line of credit is for three years at an interest rate of 10%.

3.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our By-Laws permit us to indemnify our officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in our best interests or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

Indemnification is not permitted in connection with a proceeding by us or in our right in which the officer or director was adjudged liable to us or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity.

4.  RECENT SALES OF UNREGISTERED SECURITIES

ISSUANCE TO FOUNDERS

On December 31, 2020, the company issued 4,000,000 founder's shares at the par value of $0.0001 in exchange for proceeds of $400.

These shares were issued pursuant to Section 4(2) of the Securities Act. The four million (4,000,000) shares of common stock are restricted shares as defined in the Securities Act. These issuances were made to Virgil Enriquez, the founder of the company, who is a sophisticated individual. Since our inception, the founder is in a position of access to relevant and material information regarding our operations.

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5.  EXHIBITS

The following exhibits are included as part of this Form S-1 or are incorporated by reference.

Exhibit No.	Description
3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrants Form S-1 filed on February 12, 2021).
3.2	Bylaws (incorporated by reference to Exhibit 3.2 to the Registrants Form S-1 filed on February 12, 2021).
4.1	Form of Stock Certificate (to be filed by amendment)
5.1	Legal Opinion of Mina Tran, Attorney at Law: legality of the shares being registered
10.1	Lease agreement with Optec International, Inc. dated December 15, 2020 (incorporated by reference to Exhibit 10.1 to the Registrants Form S-1 filed on February 12, 2021).
10.2	Founder share agreement dated April 2, 2020 (incorporated by reference to Exhibit 10.2 to the Registrants Form S-1 filed on February 12, 2021).
10.3	Form subscription agreement (to be filed by amendment)
10.4	Promissory Note (incorporated by reference to Exhibit 10.4 to the Registrants Form S-1 filed on February 12, 2021).
10.5	Loan Commitment (incorporated by reference to Exhibit 10.5 to the Registrants Form S-1 filed on February 12, 2021).
23.1	Consent of M&K CPAS, PLLC,
23.2	Consent of Mina Tran, Attorney at Law (included in Exhibit 5.1)

6.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes to:

(a) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) include any prospectus required by section 10(a)(3) of the Securities Act:

(ii) reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Sec. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) that, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(d) that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registration of expenses incurred or paid by a director, officer or controlling person to the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(f) that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary Prospectus or Prospectus of the Registrant relating to the offering filed pursuant to Rule 424;

(ii) any free writing Prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Virgil Enriquez	President, Chief Executive Officer and Director (Principal Executive Officer)	April 6, 2021
Chief Financial Officer (Principal Financial and Accounting Officer)

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